Exhibit 2.1

RANDOLPH BANCORP

PLAN OF CONVERSION

Adopted by the Board of Trustees
on January 26, 2016, as amended
on March 3, 2016

(i)

2.36.	IRS	10
2.37.	Liquidation Account	10
2.38.	Local Community	10
2.39.	Marketing Agent	10
2.40.	Market Maker	11
2.41.	MGL	11
2.42.	MHC	11
2.43.	Non-Tax-Qualified Employee Benefit Plan	11
2.44.	Offering	11
2.45.	Officer	11
2.46.	Person	11
2.47.	Plan	11
2.48.	Qualifying Deposit	11
2.49.	Range Maximum	11
2.50.	Range Minimum	11
2.51.	Regulations	11
2.52.	SEC	12
2.53.	Special Meeting	12
2.54.	Stock Holding Company	12
2.55.	Stock Holding Company Liquidation Account	12
2.56.	Subscription Offering	12
2.57.	Subscription Price	12
2.58.	Subsidiary	12
2.59.	Supplemental Eligible Account Holder	12
2.60.	Supplemental Eligibility Record Date	12
2.61.	Syndicated Community Offering	12
2.62.	Tax-Qualified Employee Plan	12

ARTICLE 3. GENERAL PROCEDURE FOR CONVERSION		13
3.1.	Preconditions to Conversion	13
3.2.	Submission of Plan to Commissioner and FRB	13
3.3.	Special Meeting of Corporators to Approve the Plan	13
3.4.	Stock Holding Company Articles of Organization And Bylaws	13
3.5.	Bank Charter And Bylaws	14
3.6.	Conversion Procedures	14
3.7.	Conversion to Stock Holding Company	14
3.8.	Offer and Sale of Holding Company Conversion Stock	14

ARTICLE 4. ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION		15
4.1.	Establishment of the Foundation	15
4.2.	Purposes of the Foundation; Charitable Contributions	15
4.3.	Board of Directors of the Foundation	16

(ii)

ARTICLE 5. SHARES TO BE OFFERED		16
5.1.	Holding Company Common Stock	16
5.2.	Independent Valuation, Purchase Price and Number of Shares	17

ARTICLE 6. SUBSCRIPTION RIGHTS AND ORDERS FOR COMMON STOCK		18
6.1.	Distribution of Prospectus	18
6.2.	Order Forms	18
6.3.	Undelivered, Defective or Late Order Form; Insufficient Payment	19
6.4.	Payment for Stock	19

ARTICLE 7. STOCK PURCHASE PRIORITIES		20
7.1.	Priorities for Offering	20
7.2.	Certain Determinations	20
7.3.	Minimum Purchase; No Fractional Shares	21
7.4.	Overview of Priorities	21
7.5.	Priorities For Subscription Offering	21
7.6.	Priorities for Direct Community Offering	23
7.7.	Priorities for Syndicated Community Offering	24

ARTICLE 8. ADDITIONAL LIMITATIONS ON PURCHASES		25
8.1.	General	25
8.2.	Individual Maximum Purchase Limit	25
8.3.	Group Maximum Purchase Limit	25
8.4.	Purchases by Officers, Directors, Trustees and Corporators	26
8.5.	Special Rule for Tax-Qualified Employee Plans	26
8.6.	Increase in the Total Number of Shares Offered	26
8.7.	Illegal Purchases	26
8.8.	Rejection of Orders	26
8.9.	Subscribers in Non-Qualified States or in Foreign Countries	26
8.10.	No Offer to Transfer Shares	27
8.11.	Confirmation by Purchasers	27

ARTICLE 9. POST OFFERING MATTERS		27
9.1.	Stock Purchases After the Conversion	27
9.2.	Resales of Stock by Management Persons	27
9.3.	Stock Certificates	28
9.4.	Restriction on Financing Stock Purchases	28
9.5.	Stock Benefit Plans	28
9.6.	Market for Holding Company Common Stock	29
9.7.	Liquidation Account	29
9.8.	Repurchase of Stock	32
9.9.	Conversion Expenses	32
9.10.	Public Inspection of Applications	33

(iii)

9.11.	Enforcement of Terms and Conditions	33
9.12.	Voting Rights Following the Offering	33

ARTICLE 10. MISCELLANEOUS		33
10.1.	Interpretation of Plan	33
10.2.	Amendment or Termination of the Plan	33
10.3.	Expenses	34
10.4.	Governing Law	34

Exhibit 3.4 — Articles of Organization and Bylaws of the Stock Holding Company

Exhibit 3.5 — Charter and Bylaws of the Bank

Exhibit 3.7 — Initial Members of the Board of Directors of the Stock Holding Company

Exhibit 7.6 — Local Community; Massachusetts and Rhode Island Counties Served by Randolph Savings Bank

(iv)

RANDOLPH BANCORP

PLAN OF CONVERSION

ARTICLE 1.

Introduction - Business Purpose

This Plan of Conversion (the “Plan”) provides for the conversion and reorganization of Randolph Bancorp, a Massachusetts-chartered mutual holding company (the “MHC”), into a capital stock form of organization (the “Conversion”). The MHC currently owns 100% of the common stock of Randolph Savings Bank (the “Bank”), a Massachusetts-chartered savings bank, which is headquartered in Randolph, Massachusetts. The purposes of the Conversion are to (1) support future growth and profitability through, among other things, branch expansion and increased lending; (2) compete more effectively in the financial services marketplace by diversifying the products and services offered to customers; (3) fund the acquisition of First Eastern Bankshares Corporation; (4) make capital investments in facilities and technology; (5) increase philanthropic endeavors to the communities served by the Bank through the formation and funding of a charitable foundation to support charitable activities within these communities; (6) offer depositors, employees, management and directors an equity ownership interest in the stock holding company; and (7) attract and retain qualified directors, management and employees through stock-based compensation plans. The Conversion is also intended to provide an additional source of capital not now available to the MHC or the Bank. Capitalized terms used but not defined in this Article 1 shall have the respective meanings set forth in Article 2 hereof.

The board of trustees of the MHC has adopted this Plan to be carried out under the laws of The Commonwealth of Massachusetts and the regulations of the Massachusetts Division of Banks, and other applicable laws and regulations. The board of trustees of the MHC currently contemplates that, following the Conversion, all of the capital stock of the Bank will be held by a Massachusetts-chartered business corporation (the “Stock Holding Company”) and that the Stock Holding Company will issue and sell its capital stock (the “Holding Company Conversion Stock”) upon the terms and conditions set forth herein to Eligible Account Holders, Supplemental Eligible Account Holders (if any), the Tax-Qualified Employee Plans established by the Bank or the Stock Holding Company, and Employees, Officers, directors, trustees and Corporators of the MHC and/or the Bank, according to the respective priorities set forth in the Plan. Any shares not subscribed for by the foregoing classes of Persons will be offered for sale to certain members of the public directly by the Stock Holding Company through a Direct Community Offering or a Syndicated Community Offering or through a combination thereof. Alternatively, any shares not subscribed for by the foregoing classes of Persons may be offered for sale in a Firm Commitment Underwritten Offering, or in any other manner permitted by the Commissioner and the FRB. All sales of Holding Company Conversion Stock in a Direct Community Offering, a Syndicated Community Offering, a Firm Commitment Underwritten Offering, or in any other manner permitted by the Commissioner and the FRB, will be at the sole discretion of the board of trustees of the MHC and the board of directors of the Stock Holding Company.

The Plan provides for the conversion of the MHC from a Massachusetts mutual holding company to a Massachusetts corporation, the Stock Holding Company. As a result of the conversion, the Stock Holding Company will own 100% of the common stock of the Bank. The foregoing is subject to modification as necessary to address tax and regulatory considerations. Upon the Conversion, Eligible Account Holders and Supplemental Eligible Account Holders (if any) will be granted interests in the liquidation account to be established by the Bank pursuant to Section 9.7 hereof.

Under the Plan, the Stock Holding Company may, subject to the purchase priority rights of depositors, tax-qualified employee benefit plans (specifically our employee stock ownership plan and 401(k) plan) and employees, officers, directors, trustees, Corporators of the MHC and the Bank, offer the common stock for sale in a direct community offering to members of the general public. The Stock Holding Company will use the capital raised, directly or after investing such capital into the Bank, to further the expansion of the activities of the Stock Holding Company and the Bank. In addition, after the Conversion, the Stock Holding Company would have the ability to issue additional shares of Holding Company Common Stock to raise additional capital or in connection with additional mergers or acquisitions, including the pending acquisition of First Eastern Bankshares Corporation and its wholly-owned subsidiary, First Federal Savings Bank of Boston, for cash, although no additional capital issuance and no additional merger or acquisition is planned or contemplated at the present time. In addition, stock ownership by Officers and other Employees of the Stock Holding Company and the Bank has proven to be an effective performance incentive, as well as a means of attracting and retaining qualified personnel. Finally, the board of directors, board of trustees and senior management also believe that the Conversion will be beneficial to the population within the Bank’s primary market area. The Conversion will provide local customers and other residents with an opportunity to become equity owners of the Bank, and thereby participate in possible stock price appreciation and cash dividends, which is consistent with the objective of being a locally-owned financial institution serving local financial needs. The board of trustees and management believe that, through local stock ownership, current customers and non-customers who purchase Holding Company Conversion Stock will seek to enhance the financial success of the Bank through consolidation of their banking business and increased referrals to the Bank.

In furtherance of the MHC’s commitment to its community, the MHC intends to cause to be formed a charitable foundation (the “Foundation”) as part of the Conversion. The Foundation will be dedicated to charitable purposes within the Bank’s community that it currently serves and will serve in the future. The Foundation is intended to complement the Bank’s community reinvestment activities in a manner that will allow the Bank’s community to share in the growth and profitability of the Stock Holding Company and the Bank over the long term. Consistent with the Bank’s goal, the Stock Holding Company intends, immediately following the Conversion, to contribute to the Foundation 3.2% of the shares of Holding Company Conversion Stock sold in the Offering and the remainder in cash so that the aggregate contribution will equal 4.0% of the gross proceeds of the Offering.

The Plan is subject to the approval of various regulatory agencies, and must be approved by a majority of the total votes of the MHC’s Corporators and a majority of the MHC’s Independent Corporators (who shall constitute not less than 60% of all Corporators) eligible to be cast at the annual meeting or at a special meeting called for such purpose. By approving the Plan, the Corporators will also be approving the Articles of Organization and Bylaws of the Stock Holding Company and all other steps necessary or incidental to the Conversion.

The Bank became a stock-form subsidiary of the MHC when Randolph Savings Bank reorganized into mutual holding company form in 2002. Accordingly, the Conversion will not affect the corporate existence of the Bank. The Bank’s business and operations will not be affected or interrupted by the Conversion and the Bank will continue as the same legal entity after the Conversion. The Bank, upon combination with the MHC, will succeed to all of the presently existing rights, interests, duties and obligations of the MHC to the extent provided by law. The deposit accounts and loan accounts of the Bank’s customers will not be affected by the Conversion. Upon Conversion, each deposit account holder of the Bank will continue to hold exactly the same deposit account as the holder held immediately before the Conversion, and such deposit account holders shall have all of the same rights and privileges after the Conversion. All deposit accounts in the Bank following the Conversion will continue to be insured up to the legal maximum by the Deposit Insurance Fund of the FDIC and the Depositors Insurance Fund established by Section 1 of Chapter 44 of the acts of 1932, as amended, of the MGL for amounts in excess of FDIC coverage limits, in the same manner as such deposit accounts were insured immediately before the Conversion. There will be no change in the Bank’s loans. The Conversion will not result in any reduction of the Bank’s reserves or net worth.

ARTICLE 2.

Definitions

As used in the Plan, the terms set forth below have the following meanings:

2.1. Acting in Concert. The term “Acting in Concert” means Persons seeking to combine or pool their voting or other interests (such as subscription rights) in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the board of trustees or directors of the MHC, the Stock Holding Company or the Bank, as applicable, or Officers delegated by such board and may be based on any evidence upon which the board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D with the SEC with respect to other companies; provided, however, that the determination of whether a group is Acting in Concert remains subject to review by the Division. Persons living at the same address, whether or not related, will be deemed to be Acting in Concert unless otherwise determined by the board or such delegatee. Trustees of the MHC and directors of the Stock Holding Company and the Bank shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards, including the board of Corporators.

2.2. Affiliate. An “Affiliate” of, or a Person “Affiliated” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

2.3. Application. The application, including a copy of the Plan, submitted by the MHC to the Commissioner for approval of the Conversion.

2.4. Associate. The term “Associate,” when used to indicate a relationship with any Person, means: (a) any corporation or organization (other than the Bank, the Stock Holding Company, the MHC or a majority-owned subsidiary of any thereof) of which such Person is an Officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a director or trustee or officer of the MHC or the Bank; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an Associate of any director, trustee or Officer of the MHC, the Stock Holding Company or the Bank, to the extent provided in the Plan. When used to refer to a Person other than an Officer, director or trustee of the Bank, the MHC or the Stock Holding Company, the MHC in its sole discretion may determine the Persons that are Associates of other Persons. Trustees of the MHC and directors of the Stock Holding Company and the Bank shall not be deemed to be Associates solely as a result of their membership on such board.

2.5. Bank. Randolph Savings Bank.

2.6. Bank Liquidation Account. The account established in the Bank representing the liquidation interests received by Eligible Account Holders and Supplemental Eligible Account Holders (if any) in connection with the Conversion.

2.7. BHCA. The Bank Holding Company Act of 1956, as amended.

2.8. Commissioner. The Commissioner of Banks of the Commonwealth of Massachusetts.

2.9. Community Offering. A Direct Community Offering and/or a Syndicated Community Offering.

2.10. Control. The term “Control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

2.11. Conversion. The conversion of the MHC to stock form pursuant to the Plan, and all steps incident or necessary thereto, including, as applicable, (a) the formation of the Stock Holding Company as a wholly-owned subsidiary of the MHC, (b) the contribution of the Bank’s outstanding common stock by the MHC to the Stock Holding Company, (c) the combination, by merger or otherwise, of the MHC with and into the Stock Holding Company, pursuant to which the MHC will cease to exist, and (d) the issuance of Holding Company Conversion Stock by the Stock Holding Company in the Offering as provided herein. The foregoing is subject to modification as necessary to address tax or regulatory considerations.

2.12. Corporator. A member of the board of Corporators of the MHC.

2.13. Deposit Account. Any withdrawable deposit account offered by the Bank, including, without limitation, savings accounts, NOW account deposits, certificates of deposit, demand deposits, Keogh Plans, SEPs and Individual Retirement Accounts for which the Bank acts as custodian or trustee, and such other types of deposit accounts as may then have been authorized by Massachusetts or federal law and regulations, but not including repurchase agreements, savings bank life insurance policies, certain escrow accounts, or trust department accounts held separately from deposit accounts in accordance with Section 4 of Chapter 167G of the MGL.

2.14. Direct Community Offering. The offering for sale directly by the Stock Holding Company of Holding Company Conversion Stock (a) to the Local Community, as provided in Section 7.6 of the Plan, with preference given to natural persons residing in the Local Community, and then (b) to the public at large. The Direct Community Offering may be conducted simultaneously with the Subscription Offering.

2.15. Division. The Division of Banks of the Commonwealth of Massachusetts.

2.16. Eligible Account Holder. Any Person holding a Qualifying Deposit on the Eligibility Record Date.

2.17. Eligibility Record Date. December 31, 2014, the date for determining who qualifies as an Eligible Account Holder.

2.18. Employee. All persons who are employed by the Bank, the Stock Holding Company or the MHC or any subsidiary of the Bank, the Stock Holding Company or the MHC. The term “Employee” does not include a trustee, director or Officer.

2.19. Employee Plan. Any Tax-Qualified Employee Plan or Non-Tax-Qualified Employee Benefit Plan of the MHC, the Stock Holding Company or the Bank.

2.20. ESOP. The employee stock ownership plan to be established by the Bank.

2.21. Estimated Valuation Range. The dollar range of the Offering, as determined by the Independent Appraiser before the Offering and as it may be amended from time to time thereafter. The Estimated Valuation Range may vary within 15% above or 15% below the midpoint of such range, with a possible adjustment by up to 15% above the Range Maximum, as described more fully in Section 5.2 of the Plan.

2.22. Exchange Act. The Securities Exchange Act of 1934, as amended.

2.23. FDIC. The Federal Deposit Insurance Corporation.

2.24. Firm Commitment Underwritten Offering. The offering, at the sole discretion of the Stock Holding Company, of Holding Company Conversion Stock not subscribed for in the Subscription Offering and any Direct Community Offering, to members of the general public through one or more underwriters. A Firm Commitment Underwritten Offering may occur following the Subscription Offering and the Direct Community Offering, if any.

2.25. Foundation. A charitable foundation established and funded by the Stock Holding Company immediately following the Conversion as contemplated by Article 4 hereof. The Foundation will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

2.26. FRB. The Board of Governors of the Federal Reserve System.

2.27. FRB Application. The application to be submitted by the MHC to the FRB seeking the FRB’s prior approval of the MHC’s conversion from mutual to stock form.

2.28. Group Maximum Purchase Limit. The limitation on the purchase of shares of Holding Company Conversion Stock established by Section 8.3, as such limit may be increased pursuant to said Section 8.3.

2.29. Holding Company Common Stock. The common stock authorized to be issued from time to time by the Stock Holding Company.

2.30. Holding Company Conversion Stock. The Holding Company Common Stock to be issued by the Stock Holding Company in the Conversion.

2.31. Independent Appraiser. The appraiser retained by the MHC to prepare an appraisal of the pro forma market value of the Holding Company Conversion Stock.

2.32. Independent Corporator. A Corporator who is not an Employee, Officer, or trustee of the MHC or an Employee, Officer, director, or “significant borrower” of the Bank as determined by the Commissioner.

2.33. Independent Valuation. The estimated pro forma market value of the Holding Company Conversion Stock as determined by the Independent Appraiser.

2.34. Individual Maximum Purchase Limit. The limitation on the purchase of shares of Holding Company Conversion Stock established by Section 8.2, as such limit may be increased pursuant to said Section 8.2.

2.35. Information Statement. The information statement required to be sent to the Corporators in connection with the Special Meeting.

2.36. IRS. The United States Internal Revenue Service.

2.37. Liquidation Account. The liquidation account established pursuant to Section 9.7 of the Plan.

2.38. Local Community. The Massachusetts and Rhode Island counties listed on Exhibit 7.6.

2.39. Marketing Agent. The broker-dealer responsible for managing the Offering and sale of the Holding Company Conversion Stock.

2.40. Market Maker. A broker-dealer (i.e., any Person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes a bona fide, competitive bid and offers quotations on request in a recognized inter-dealer quotation system, (ii) furnishes a bona fide, competitive bid and offers quotations on request, and (iii) is ready, willing and able to effect transactions in reasonable quantities at the dealer’s quoted prices with other brokers or dealers.

2.41. MGL. The General Laws of the Commonwealth of Massachusetts.

2.42. MHC. Randolph Bancorp, the Massachusetts-chartered holding company for the Bank as it exists in mutual form prior to the Conversion.

2.43. Non-Tax-Qualified Employee Benefit Plan. Any defined benefit plan or defined contribution plan which is not qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

2.44. Offering. The Subscription Offering, the Direct Community Offering, the Syndicated Community Offering and the Firm Commitment Underwritten Offering.

2.45. Officer. The President, any officer of the level of vice president or above, the Clerk, the Secretary, and the Treasurer of the Bank, the MHC or the Stock Holding Company, as the case may be.

2.46. Person. An individual, corporation, partnership, association, joint-stock company, trust (including Individual Retirement Accounts, SEPs and Keogh Accounts), unincorporated organization, government entity or political subdivision thereof or any other entity.

2.47. Plan. This Plan of Conversion.

2.48. Qualifying Deposit. The aggregate balances of all Deposit Accounts of an Eligible Account Holder as of the close of business on the Eligibility Record Date or of a Supplemental Eligible Account Holder as of the close of business on the Supplemental Eligibility Record Date, as the case may be, provided that such aggregate balance is not less than $50. In determining the aggregate balance, any Deposit Account having a negative balance on the Eligibility Record Date or Supplemental Eligibility Record Date shall be disregarded.

2.49. Range Maximum. The valuation which is 15% above the midpoint of the Estimated Valuation Range.

2.50. Range Minimum. The valuation which is 15% below the midpoint of the Estimated Valuation Range.

2.51. Regulations. The regulations of the Division regarding mutual to stock conversions of mutual holding companies and the regulations of the FRB regarding mutual to stock conversions of mutual holding companies.

2.52. SEC. The Securities and Exchange Commission.

2.53. Special Meeting. The special meeting of Corporators called for the purpose of voting on the Plan.

2.54. Stock Holding Company. The stock-form holding company that will (a) be a newly-chartered Massachusetts corporation known as Randolph Bancorp, Inc., (b) issue Holding Company Conversion Stock in the Conversion, and (c) own 100% of the common stock of the Bank upon consummation of the Conversion in exchange for a portion of the net proceeds received from the sale of the Conversion Stock.

2.55. Stock Holding Company Liquidation Account. The account established by the Stock Holding Company representing the liquidation interests received by Eligible Account Holders and Supplemental Eligible Account Holders (if any) in connection with the Conversion in exchange for their interests in the MHC immediately prior to the Conversion.

2.56. Subscription Offering. The offering of Holding Company Conversion Stock for subscription by Persons holding subscription rights pursuant to the Plan.

2.57. Subscription Price. The price per share, determined as provided in Section 5.2 of the Plan, at which the Holding Company Conversion Stock will be sold in the Offering.

2.58. Subsidiary. A company that is controlled by another company, either directly or indirectly through one or more subsidiaries.

2.59. Supplemental Eligible Account Holder. Any Person (other than Officers, directors, trustees, or Corporators of the MHC, the Stock Holding Company or the Bank and their Associates) holding a Qualifying Deposit on the Supplemental Eligibility Record Date (if established).

2.60. Supplemental Eligibility Record Date. If the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application filed prior to approval of the Application by the Commissioner, a supplemental record date shall be established for determining who qualifies as a Supplemental Eligible Account Holder. If required, the Supplemental Eligibility Record Date is June 30, 2015.

2.61. Syndicated Community Offering. At the sole discretion of the Stock Holding Company, the offering of Holding Company Conversion Stock not subscribed for in the Subscription Offering or Direct Community Offering to members of the general public following or contemporaneously with the Direct Community Offering through a syndicate of broker-dealers.

2.62. Tax-Qualified Employee Plan. Any defined benefit plan or defined contribution plan (including the ESOP, any stock bonus plan, profit-sharing plan, 401(k) plan or other plan) of the Bank, the Stock Holding Company, the MHC or any of their Affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

ARTICLE 3.

General Procedure for Conversion

3.1. Preconditions to Conversion. The Conversion is expressly conditioned upon prior occurrence of the following:

3.1.1 Approval of the Plan by the affirmative vote of a majority of the total votes of the MHC’s Corporators and a majority of the MHC’s Independent Corporators (who shall constitute not less than 60% of all Corporators) eligible to be cast at the annual meeting or at a special meeting called for such purpose.

3.1.2 Approval by the Commissioner of the Application, including the Plan and all exhibits hereto.

3.1.3 Approval by the FRB of the FRB Application.

3.2. Submission of Plan to Commissioner and FRB. Upon approval by at least two-thirds of all trustees of the MHC, the Plan will be submitted to the Commissioner as part of the Application and to the FRB as part of the FRB Application, together with a copy of the proposed Information Statement and all other material required by the Regulations, for approval by the Commissioner and approval or non-objection, as applicable, by the FRB. The MHC must also receive an opinion of its counsel as to the federal and Massachusetts income tax consequences of the Conversion substantially to the effect that the Conversion will not result in a taxable transaction to the MHC, the Bank, the Stock Holding Company or (provided the subscription rights have no value) the Bank’s depositors under the Internal Revenue Code of 1986, as amended, or Massachusetts law. Upon a determination by the Commissioner that the Application is complete, the MHC will publish and post public announcements and notices of the Application as required by the Commissioner and the Regulations. The MHC and the Stock Holding Company will also publish any notice required in connection with the FRB Application.

3.3. Special Meeting of Corporators to Approve the Plan. Following approval of the Plan and the proposed Information Statement by the Commissioner, the Special Meeting shall be scheduled in accordance with the MHC’s Bylaws. The Plan (as may be revised in response to comments received from the Commissioner and the FRB), any proposed revisions and amendments to the charters and bylaws of the Bank, the Articles of Organization and Bylaws of the Stock Holding Company, and any information required pursuant to the Regulations, will be submitted to the Corporators for their consideration and approval at the Special Meeting. The MHC will mail to each Corporator a copy of the Information Statement not less than seven days before the Special Meeting. Following approval of the Plan by the Corporators, the MHC intends to take such steps as may be appropriate pursuant to applicable laws and regulations to convert the MHC to a Massachusetts-chartered stock form holding company and to otherwise effect the Conversion.

3.4. Stock Holding Company Articles of Organization And Bylaws. The board of trustees of the MHC and the board of directors of the Bank will take all necessary steps to form the Stock Holding Company and to complete the Offering, including the timely filing of all necessary applications to appropriate regulatory authorities, and the filing of a registration statement to register the sale of the Conversion Stock with the SEC. Copies of the Articles of Organization and Bylaws of the Stock Holding Company are attached hereto as Exhibit 3.4, and are made a part of the Plan. By their approval of the Plan, the Corporators shall have approved and adopted the Articles of Organization and Bylaws of the Stock Holding Company.

3.5. Bank Charter And Bylaws. Copies of the current Charter and Bylaws of the Bank are attached hereto as Exhibit 3.5, and are made a part of the Plan. By their approval of the Plan, the trustees, as the governing body of the sole stockholder of the Bank, have approved that the Bank shall continue to operate pursuant to its current Charter and Bylaws.

3.6. Conversion Procedures. The Conversion will be effected through the following steps or in any manner selected by the board of trustees of the MHC which is consistent with the purposes of this Plan and applicable laws and regulations: (a) the formation of the Stock Holding Company as a wholly-owned subsidiary of the MHC, (b) the contribution of the Bank’s outstanding common stock by the MHC to the Stock Holding Company, (c) the combination, by merger or otherwise, of the MHC with and into the Stock Holding Company, pursuant to which the MHC will cease to exist, and (d) the issuance of Holding Company Conversion Stock by the Stock Holding Company in the Offering as provided herein. The choice of which method to use to effect the Conversion will be made by the board of trustees of the MHC immediately prior to the consummation of the Conversion. Approval of the Plan by the board of trustees and Corporators of the MHC shall also constitute approval of the conversion of the MHC into the Stock Holding Company as set forth herein and approval of any other of the transactions that are necessary to implement the Plan.

3.7. Conversion to Stock Holding Company. Upon the consummation of the Conversion, the Stock Holding Company will be chartered as a Massachusetts corporation and will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to bank holding companies under applicable laws and regulations. The members of the board of directors of the Stock Holding Company will be those Persons whose names are set forth on Exhibit 3.7 to the Plan, each to hold office until the Annual Meeting (or Special Meeting in lieu thereof) in the year set forth opposite their respective names on such Exhibit 3.7, and until their successors are elected and have been qualified, and otherwise in accordance with the Articles of Organization and Bylaws of the Stock Holding Company. The Officers of the MHC immediately prior to the Conversion shall be the Officers of the Stock Holding Company, in each case to serve at the pleasure of the board of directors of the Stock Holding Company. The Stock Holding Company will own 100% of the common stock of the Bank upon consummation of the Conversion.

3.8. Offer and Sale of Holding Company Conversion Stock.

3.8.1 If the Corporators approve the Plan, and upon receipt of all required regulatory approvals, the Holding Company Conversion Stock will be offered for sale in a Subscription Offering simultaneously to Eligible Account Holders, Supplemental Eligible Account Holders (if any), any Tax-Qualified Employee Benefit Plans, and Employees, Officers, directors, trustees and Corporators in the manner set forth in Article 7 hereof. The Subscription Offering period will run for no less than 20 but no more than 45 days from the date of distribution of the Subscription Offering materials, unless extended by the MHC with the approval of the Commissioner and the FRB, if required. If feasible, any Holding Company Conversion Stock remaining will then be sold to the general public through a Direct Community Offering as provided in Article 7 hereof, which may be held either subsequent to or concurrently with the Subscription Offering.

3.8.2 If feasible, any shares of Holding Company Conversion Stock remaining unsold after completion of the Subscription Offering and a Direct Community Offering may, in the sole discretion of the Stock Holding Company, be sold in a Syndicated Community Offering or a Firm Commitment Underwritten Offering (which may commence following or contemporaneously with the Direct Community Offering) or in any manner receiving the required approval of any regulatory agencies. If for any reason a Syndicated Community Offering or a Firm Commitment Underwritten Offering cannot be effected, the Stock Holding Company will use its best efforts to obtain other purchasers in order to meet the Range Minimum, subject to the approval of the Commissioner and the FRB, if required. The sale of shares of Holding Company Conversion Stock to be sold pursuant to this Plan must be completed within 45 days after expiration of the Subscription Offering; subject to the extension of such 45 day period by the Stock Holding Company with the approval of the Commissioner and the FRB, if required. The Stock Holding Company may seek one or more extensions of such 45 day period if necessary to complete the sale of shares of Holding Company Conversion Stock. If all available shares of Holding Company Conversion Stock are sold in the Subscription Offering and any Direct Community Offering, there will be no Syndicated Community Offering or firm commitment Underwritten Offering and the Conversion will be consummated upon completion of the Subscription Offering or the Direct Community Offering, as the case may be.

ARTICLE 4.

Establishment and Funding of Charitable Foundation.

4.1. Establishment of the Foundation. As part of the Conversion, the Stock Holding Company intends to establish the Foundation which will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and to contribute to the Foundation 3.2% of the shares of Holding Company Conversion Stock sold in the Offering and the remainder in cash so that the aggregate contribution will equal 4.0% of the gross proceeds of the Offering.

4.2. Purposes of the Foundation; Charitable Contributions. The Foundation is being formed in connection with the Conversion in order to support the Bank’s charitable activities within the communities served by the Bank, and to complement the Bank’s community reinvestment activities in a manner that will allow the Bank’s local communities to share with the Bank’s community – including the community that the Bank currently serves and will serve in the future – a part of the Bank’s financial success as a locally headquartered, community-minded, financial services institution. The funding of the Foundation with Holding Company Common Stock accomplishes this goal as it enables the community to share in the growth and profitability of the Stock Holding Company and the Bank over the long term. The Foundation will be dedicated to the promotion of charitable purposes including, without limitation, community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic minded projects. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within the Stock Holding Company’s and the Bank’s community of not less than 5.0% of the average fair value of Foundation assets each year, less certain expenses. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell a portion of the Holding Company Common Stock contributed to it by the Holding Company. The Foundation will operate in accordance with the following conditions:

•	The Foundation must vote its shares of Holding Company Common Stock in the same ratio as other holders of such shares;

•	The Foundation shall be subject to examination by the Division;

•	The Foundation shall comply with all supervisory directives or regulatory bulletins imposed by the Division;

•	The Foundation shall operate in compliance with written policies adopted by its board of directors, including adopting a business plan and conflict of interest policy;

•	The Foundation shall provide annual reports to the Division describing the grants made and the grant recipients;

•	The Foundation shall not engage in self-dealing and shall comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code;

•	The Articles of Organization and Bylaws of the Foundation shall not be amended in any material way without the prior written approval of the Commissioner; and

•	Such conditions, if any, as may be imposed by the Commissioner.

4.3. Board of Directors of the Foundation. The board of directors of the Foundation initially will consist of a majority of individuals who are directors of the Stock Holding Company or the Bank. The board of directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation. For a period of five years following the Conversion, at least one director on the board of directors of the Foundation will be an independent director who is not an Employee, Officer, director of the Stock Holding Company or the Bank nor a significant borrower of the Bank.

ARTICLE 5.

Shares to be Offered

5.1. Holding Company Common Stock. The Holding Company Common Stock shall be fully paid and nonassessable. The total number of shares of Holding Company Common Stock authorized under the Stock Holding Company’s articles of incorporation will exceed the number of shares of Holding Company Conversion Stock to be issued to the Stock Holding Company stockholders in the Conversion. HOLDING COMPANY COMMON STOCK WILL NOT BE COVERED BY DEPOSIT INSURANCE.

5.2. Independent Valuation, Purchase Price and Number of Shares.

5.2.1 Independent Valuation. An Independent Appraiser shall be employed by the MHC to provide it with an Independent Valuation as required by the Regulations, which value shall be included in the prospectus (as described in Section 6.1 of this Plan) filed with the Commissioner, the FRB and the SEC. The trustees of the MHC shall thoroughly review and analyze the methodology and reasonableness of the Independent Valuation. The Independent Valuation will be made by a written report to the MHC, contain the factors upon which the Independent Valuation was made and conform to procedures adopted by the Commissioner and the FRB. Based on the Independent Valuation provided by the Independent Appraiser to the MHC before the commencement of the Subscription Offering, the board of trustees of the MHC shall determine the percentage of shares to be sold in the Offering, which shall form the midpoint of the Estimated Valuation Range. Such Estimated Valuation Range will vary within 15% above (the “Range Maximum”) to 15% below (the “Range Minimum”) such midpoint. The Independent Appraiser shall also present to the MHC at the close of the Subscription Offering a valuation of the pro forma market value of the Holding Company Conversion Stock.

5.2.2 Subscription Price. All shares sold in the Conversion will be sold at a uniform price per share (the “Subscription Price”), preliminarily set at $10.00, which price will be definitively determined before the commencement of the Offering. If there is a Syndicated Community Offering or Firm Commitment Underwritten Offering, the price per share at which the Holding Company Conversion Stock is sold in such Syndicated Community Offering or Firm Commitment Underwritten Offering shall be equal to the per share purchase price of the shares sold in the Subscription Offering and the Direct Community Offering. The aggregate purchase price for all shares of Holding Company Conversion Stock will be equal to the estimated consolidated pro forma market value of the Holding Company Conversion Stock, as determined for such purpose by the Independent Appraiser.

5.2.3 Number of Shares. The total number of shares (and a range thereof) of Holding Company Conversion Stock to be issued and offered for sale will be determined by the board of trustees of the MHC and the board of directors of the Bank immediately before the commencement of the Subscription Offering based on the Independent Valuation, the Estimated Valuation Range and the Subscription Price. The Independent Valuation, and such number of shares, shall be subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the Commissioner and the FRB, if necessary. In particular, the total number of shares may be increased by up to 15% above the Range Maximum if the Independent Valuation is increased subsequent to the commencement of the Subscription Offering to reflect changes in market and financial conditions or demand for the Holding Company Conversion Stock and the resulting aggregate purchase price is not more than 15% above the Range Maximum.

5.2.4 Increase or Decrease in Number of Shares. The number of shares of Holding Company Conversion Stock to be sold in the Offering may be increased or decreased by the Stock Holding Company, subject to the following provisions. In the event that the aggregate purchase price of the number of shares of Holding Company Conversion Stock ordered is below the minimum of the Estimated Valuation Range, or materially above the Range Maximum, resolicitation of purchasers may be required, provided, however, that a resolicitation will not be required if the number of shares increases by up to 15% above the Range Maximum. Any such resolicitation shall be effected in such manner and within such time as the Stock Holding Company shall establish, with the approval of the Commissioner and the FRB, if required.

5.2.5 Confirmation of Valuation. Notwithstanding the foregoing, no sale of Holding Company Conversion Stock may be consummated unless, before such consummation, the Independent Appraiser confirms to the MHC, the Stock Holding Company, the Bank and to the Commissioner and the FRB that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of all shares of Holding Company Conversion Stock to be sold, at the Subscription Price, is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company Conversion Stock. An increase in the aggregate value of the Holding Company Conversion Stock by up to 15% above the Range Maximum would not be deemed to be material. If such confirmation is not received, the MHC may cancel the Conversion, resolicit and extend the Offering and establish a new Subscription Price and/or Estimated Valuation Range, or hold a new Offering or take such other action as the Commissioner and the FRB may permit.

ARTICLE 6.

Subscription Rights and Orders for Common Stock

6.1. Distribution of Prospectus. The Offering shall be conducted in compliance with the Regulations and applicable SEC regulations. As soon as practicable after the prospectus prepared by the Stock Holding Company has been declared effective and/or approved for use by the Commissioner, the FRB and the SEC, copies of the prospectus and order forms will be distributed to all Eligible Account Holders, Supplemental Eligible Account Holders (if any), any Tax-Qualified Employee Plan and Employees, Officers, directors, trustees and Corporators at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Holding Company Conversion Stock in the Subscription Offering and will be made available (if and when a Community Offering is held) for use by those Persons eligible to purchase in the Community Offering.

6.2. Order Forms. Each order form will be preceded or accompanied by the prospectus describing the Stock Holding Company, the Bank, the Holding Company Conversion Stock and the Subscription and Community Offerings. Each order form will contain, among other things, the following:

6.2.1 A specified date by which all order forms must be received by the Stock Holding Company, which date shall be not less than 20 nor more than 45 days following the date on which the order forms are mailed by the Stock Holding Company, and which date will constitute the expiration of the Subscription Offering, unless extended;

6.2.2 The Subscription Price per share for shares of Holding Company Conversion Stock to be sold in the Offering;

6.2.3 A description of the minimum and maximum number of shares of Holding Company Conversion Stock that may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Offering;

6.2.4 Instructions as to how the recipient of the order form is to indicate thereon the number of shares of Holding Company Conversion Stock for which such Person elects to subscribe and the available alternative methods of payment therefor;

6.2.5 An acknowledgment that the recipient of the order form has received a copy of the prospectus before execution of the order form;

6.2.6 A statement indicating the consequences of failing to properly complete and return the order form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Stock Holding Company within the Subscription Offering period such properly completed and executed order form, together with payment in the full amount of the purchase price as specified in the order form for the shares of Holding Company Conversion Stock for which the recipient elects to subscribe in the Subscription Offering; and

6.2.7 A statement to the effect that the executed order form, once received by the Stock Holding Company, may not be modified or amended by the subscriber without the consent of the Stock Holding Company.

6.3. Undelivered, Defective or Late Order Form; Insufficient Payment. In the event order forms (a) are not delivered for any reason or are returned undelivered to the Stock Holding Company by the United States Postal Service, (b) are not received back by the Stock Holding Company or are received by the Stock Holding Company after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Holding Company Conversion Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed order form within the time period specified thereon; provided, however, that the Stock Holding Company may, but will not be required to, waive any immaterial irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by such date as the Stock Holding Company may specify, and all interpretations by the MHC and the Stock Holding Company of terms and conditions of this Plan and of the order forms will be final, subject to the review and approval of the Commissioner. The Stock Holding Company reserves the right in its sole discretion to accept or reject orders received on photocopied or faxed order forms.

6.4. Payment for Stock.

6.4.1 All payments for Holding Company Conversion Stock subscribed for or ordered in the Offering must be delivered in full to the Stock Holding Company, together with a properly completed and executed order form, except in the case of the Syndicated Community Offering or firm commitment Underwritten Offering, on or before the expiration date specified on the order form, unless such date is extended by the MHC and the Stock Holding Company; provided, further, that if any Employee Plan subscribes for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Holding Company Conversion Stock subscribed for by such plans at the Subscription Price immediately prior to consummation of the Offering, provided, however, that, in the case of the ESOP there is in force from the time of its subscription until the consummation of the Conversion, a loan commitment to lend to the ESOP, at such time, the aggregated Subscription Price of the shares for which it subscribed. Payment for Holding Company Conversion Stock may also be made by a participant in an Employee Plan (including the Bank’s 401(k) plan) causing funds held for such participant’s benefit by an Employee Plan to be paid over for such purchase to the extent that such plan allows participants or any related trust established for the benefit of such participants to direct that some or all of their individual accounts or sub-accounts be invested in Holding Company Conversion Stock.

6.4.2 Payment for Holding Company Conversion Stock shall be made either by check, bank draft or money order, or if a purchaser has a Deposit Account in the Bank (and if the MHC has elected to permit such withdrawals from the type of Deposit Account maintained by such Person), such purchaser may pay for the shares subscribed for by authorizing the Bank to make a withdrawal from the purchaser’s Deposit Account at the Bank in an amount equal to the aggregate purchase price of such shares. Wire transfers may be accepted at the sole discretion of the Stock Holding Company. Any authorized withdrawal, whether from a savings, passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirements, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the statement savings rate. Funds for which a withdrawal is authorized will remain in the purchaser’s Deposit Account but may not be used by the purchaser pending consummation of the Offering or expiration of the 45-day period (or such longer period as may be approved by the Commissioner) following termination of the Subscription Offering, whichever occurs first. After consummation of the Offering, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest on checks, money orders and bank drafts will be paid by the Bank at the Bank’s statement savings rate. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Offering. If for any reason the Offering is not consummated, all payments made by subscribers in the Offering will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal.

ARTICLE 7.

Stock Purchase Priorities

7.1. Priorities for Offering. All purchase priorities established by this Article 7 shall be subject to the purchase limitations set forth in, and shall be subject to adjustment as provided in, Article 8 of this Plan. In addition to the priorities set forth in this Article 7, the MHC may establish other priorities for the purchase of Holding Company Conversion Stock, subject to the approval of the Commissioner and the FRB.

7.2. Certain Determinations. All interpretations or determinations of whether prospective purchasers are “residents,” “Associates,” or “Acting in Concert,” or whether a purchase conflicts with the purchase limitations in the Plan, and any other interpretations of any and all other provisions of the Plan shall be made by and at the sole discretion of the Stock Holding Company, and may be based on whatever evidence the Stock Holding Company may choose to use in making any such determination; provided, however, that the determination of whether a group is Acting in Concert remains subject to review by the Division. Such determination shall be conclusive, final and binding on all Persons and the Stock Holding Company may take any remedial action, including, without limitation, rejecting the purchase or referring the matters to the Commissioner for action, as in its sole discretion the Stock Holding Company may deem appropriate.

7.3. Minimum Purchase; No Fractional Shares. The minimum purchase by any Person shall be 25 shares (to the extent that shares of Holding Company Conversion Stock are available for purchase); provided, however, that the aggregate purchase price for any minimum share purchase shall not exceed $500. No fractional shares will be allocated or issued.

7.4. Overview of Priorities. In descending order of priority, the opportunity to purchase Holding Company Conversion Stock shall be given in the Subscription Offering to: (a) Eligible Account Holders; (b) Supplemental Eligible Account Holders (if any); (c) Tax-Qualified Employee Plans; and (d) Employees, Officers, directors, trustees and Corporators of the MHC and the Bank of any subsidiary of the Bank.

7.5. Priorities For Subscription Offering.

7.5.1 First Priority: Eligible Account Holders. Upon approval of the Plan by the Corporators and the receipt of permission from the Commissioner, and the FRB if required, to offer the Holding Company Conversion Stock for sale, each Eligible Account Holder shall receive, without payment therefor, nontransferable subscription rights on a first priority basis to subscribe for a number of shares of Holding Company Conversion Stock equal to the greatest of (a) a number determined by dividing the Individual Maximum Purchase Limit (as such term is defined in Section 8.2) by the per share Subscription Price, (b) one-tenth of one percent (.10%) of the shares issued in the Offering, or (c) 15 times the product (rounded down to the nearest whole number) obtained by multiplying (1) the total number of shares of Holding Company Conversion Stock to be issued in the Offering by (2) a fraction, of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated first to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares of Holding Company Conversion Stock sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares of Holding Company Conversion Stock will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber’s Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. Subscription rights to purchase Holding Company Conversion Stock received by Officers, directors, trustees and Corporators of the MHC and the Bank (and their Associates) based on their increased deposits in the Bank in the one year preceding the Eligibility Record Date shall be subordinated to the subscription rights of other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his or her subscription order form all Deposit Accounts in which he had an ownership interest as of the Eligibility Record Date.

7.5.2 Second Priority: Supplemental Eligible Account Holders. To the extent there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, each Supplemental Eligible Account Holder (if any) shall receive non-transferable subscription rights to subscribe for a number of shares of Holding Company Conversion Stock equal to the greatest of (a) a number determined by dividing the Individual Maximum Purchase Limit by the per share Subscription Price, (b) one-tenth of one percent (.10%) of the shares issued in the Offering, or (c) 15 times the product (rounded down to the nearest whole number) obtained by multiplying (1) the total number of shares of Holding Company Conversion Stock to be issued in the Offering by (2) a fraction, of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders. In the event Supplemental Eligible Account Holders (if any) subscribe for a number of shares of Holding Company Conversion Stock which, when added to the shares subscribed for by Eligible Account Holders, exceed available shares, the available shares of Holding Company Conversion Stock will be allocated first among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares of Holding Company Conversion Stock sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber’s Qualifying Deposit on the Supplemental Eligibility Record Date bears to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

7.5.3 Third Priority: Tax-Qualified Employee Plans. To the extent there are shares remaining after satisfaction of subscriptions by Eligible Account Holders and Supplemental Eligible Account Holders (if any), the Tax-Qualified Employee Plans shall be given the opportunity to purchase in the aggregate up to 10% of the Holding Company Conversion Stock issued in the Offering. In the event that the total number of shares of Holding Company Conversion Stock offered in the Offering is increased to an amount greater than the Range Maximum, the Tax-Qualified Employee Plans shall have a priority right to purchase any such shares exceeding the Range Maximum (up to the aggregate of 10% of Holding Company Conversion Stock to be issued in the Offering). If the Tax-Qualified Employee Plans are not able to fill their orders in full in the Offering, then the Tax-Qualified Employee Plans may purchase shares in the open market following consummation of the Offering or utilize authorized but unissued shares of Holding Company Common Stock only with prior Commissioner approval.

7.5.4 Fourth Priority: Employees, Officers, Directors, Trustees and Corporators. To the extent there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, Supplemental Eligible Account Holders (if any), and any Tax-Qualified Employee Plans, each Employee, Officer, director, trustee and Corporator of the MHC or the Bank who is not an Eligible Account Holder or a Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Holding Company Conversion Stock offered in the Offering in an amount equal to the Individual Maximum

Purchase Limit; provided, however, that the aggregate number of shares of Holding Company Conversion Stock that may be purchased by Officers, directors, trustees and Corporators in the Conversion shall be limited to 30% of the total number of shares of Holding Company Conversion Stock issued in the Offering (including shares purchased by Officers, directors, trustees and Corporators under this Section 7.5.4 and under the preceding priority categories, but not including shares purchased by the ESOP). In the event that Officers, directors, trustees and Corporators subscribe under this Section 7.5.4 for more shares of Holding Company Conversion Stock than are available for purchase by them, the shares of Holding Company Conversion Stock available for purchase will be allocated by the Stock Holding Company among such subscribing Persons on an equitable basis, such as by giving weight to the period of service, compensation and position of the individual subscriber.

7.6. Priorities for Direct Community Offering.

7.6.1 Any shares of Holding Company Conversion Stock not subscribed for in the Subscription Offering may be offered for sale in a Direct Community Offering. This will involve an offering of all unsubscribed shares of Holding Company Conversion Stock directly to the general public. The Direct Community Offering, if any, shall be for a period of not more than 45 days unless extended by the Stock Holding Company, and shall commence concurrently with, during or promptly after the Subscription Offering. The Stock Holding Company may use broker-dealers or investment banking firms on a best efforts basis to assist in selling the unsubscribed shares in the Subscription and Direct Community Offering. The Stock Holding Company may pay a commission or other fee to such broker-dealers or investment banking firms as to the shares sold in the Subscription and Direct Community Offering and may also reimburse such firm or firms for reasonable expenses incurred in connection with the sale. The Holding Company Conversion Stock will be offered and sold in the Direct Community Offering, in accordance with the Regulations, so as to achieve the widest distribution of the Holding Company Conversion Stock. In making the Direct Community Offering, the Bank will give preference to natural persons (including trusts of natural persons) residing in the Local Community. No Person may subscribe for or purchase more than the Individual Maximum Purchase Limit of Holding Company Conversion Stock in the Direct Community Offering. The Stock Holding Company, in its sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section 7.6.

7.6.2 In the event of an oversubscription for shares in the Direct Community Offering, available shares will be allocated (to the extent shares remain available) first to cover orders of natural Persons residing in the Local Community, so that each such Person may receive 100 shares, and thereafter, on an equal number of shares per order or on such other reasonable basis as may be determined by the Stock Holding Company. If oversubscription does not occur among natural Persons residing in the Local Community, orders accepted in the Direct Community Offering shall be filled up to a maximum not to exceed 2% of the Holding Company Conversion Stock, and thereafter remaining shares shall be allocated on an equal number of shares per order basis until all orders have been filled or all shares are allocated.

7.6.3 The terms “residence, “reside,” or “residing” as used herein with respect to any Person shall mean any Person who occupies a dwelling within the Local Community, has a present intent to remain in the Local Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Local Community together with an indication that such presence within the Local Community is not merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters must be in the Local Community. To the extent a Person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans or trusts, circumstances of the trustee shall be examined for purposes of this definition. The Bank may use deposit or loan records or such other evidence provided to it to determine whether a Person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Stock Holding Company.

7.7. Priorities for Syndicated Community Offering.

7.7.1 Any shares of Holding Company Conversion Stock not sold in the Subscription Offering or in the Direct Community Offering, if any, may be offered for sale to the general public by a selling group of broker-dealers in a Syndicated Community Offering, subject to terms, conditions and procedures as may be determined by the Stock Holding Company in a manner that is intended to achieve the widest distribution of the Holding Company Conversion Stock subject to the rights of the Stock Holding Company to accept or reject in whole or in part all orders in the Syndicated Community Offering. No Person may purchase in the Syndicated Community Offering more than the Individual Maximum Purchase Limit of Holding Company Conversion Stock. It is expected that any Syndicated Community Offering will commence as soon as practicable after expiration of the Direct Community Offering, if any. The Syndicated Community Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. The commission in the Syndicated Community Offering shall be determined by a marketing agreement between the Stock Holding Company and the Marketing Agent. Such agreement shall be filed with the Division and the FRB (if required), and the SEC.

7.7.2 Alternatively, if feasible, any shares of Holding Company Conversion Stock not sold in the Subscription Offering or in the Direct Community Offering, if any, may be offered for sale in a Firm Commitment Underwritten Offering subject to such terms, conditions and procedures as may be determined by the Stock Holding Company, subject to the right of the Stock Holding Company to accept or reject in whole or in part any orders in the Firm Commitment Underwritten Offering.

7.7.3 If for any reason a Syndicated Community Offering or Firm Commitment Underwritten Offering of unsubscribed shares of Holding Company Conversion Stock cannot be effected or is not deemed to be advisable, and any shares remain unsold after the Subscription Offering and the Direct Community Offering, if any, the Stock Holding Company may seek to make other arrangements for the sale of the remaining shares in order to meet the Range Minimum. Such other arrangements will be subject to the approval of the Commissioner and the FRB, if required, and will be in compliance with applicable state and federal securities laws.

ARTICLE 8.

Additional Limitations on Purchases

8.1. General. Purchases of Holding Company Conversion Stock in the Conversion will be subject to the purchase limitations set forth in this Article 8.

8.2. Individual Maximum Purchase Limit. This Section 8.2 sets forth the “Individual Maximum Purchase Limit.” No Person, through one or more qualifying deposit accounts, or Persons exercising subscription rights through a single qualifying deposit account held jointly, may purchase in the Offering (including the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering or Firm Commitment Underwritten Offering) more than $250,000 of Holding Company Conversion Stock, except that: (a) the Stock Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, (i) increase such Individual Maximum Purchase Limit to up to 5% of the number of shares of Holding Company Conversion Stock offered in the Offering, or (ii) decrease such Individual Maximum Purchase Limit to no less than one-tenth of one percent (.10%) of the number of shares of Holding Company Conversion Stock offered in the Offering; and (b) Tax-Qualified Employee Plans may purchase up to 10% of the shares issued in the Offering. If the Stock Holding Company increases the Individual Maximum Purchase Limit (as permitted by this Section 8.2), subscribers in the Subscription Offering who ordered the previously-effective maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of Holding Company Conversion Stock under this provision will be determined by the Stock Holding Company, in its sole discretion. In the event that the Individual Maximum Purchase Limit is increased to 5% of the number of shares of Holding Company Conversion Stock offered in the Offering, such limitation may be further increased to 9.99% of the number of shares of Holding Company Conversion Stock sold in the Offering; provided that orders for Holding Company Conversion Stock exceeding 5% of the number of shares of Holding Company Conversion Stock offered in the Conversion shall not exceed in the aggregate 10% of the number of shares of Holding Company Conversion Stock sold in the Offering. Requests to purchase additional shares of the Holding Company Conversion Stock in the event that the purchase limitation is so increased will be determined by the board of directors of the Stock Holding Company in its sole discretion.

8.3. Group Maximum Purchase Limit. This Section 8.3 sets forth the “Group Maximum Purchase Limit.” No Person and his or her Associates or group of Persons Acting in Concert, may purchase in the Offering (including the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering or Firm Commitment Underwritten Offering) more than $500,000 of Holding Company Conversion Stock, except that: (a) the Stock Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, (i) increase such Group Maximum Purchase Limit to up to 5% of the number of shares of Holding Company Conversion Stock offered in the Offering, or (ii) decrease such Group Maximum Purchase Limit to no less than one-tenth of one percent (.10%) of the number of shares of Holding Company Conversion Stock offered in the Offering; and (b) Tax-Qualified Employee Plans may purchase up to 10% of the shares issued in the Offering. Notwithstanding the foregoing, in the event that the Stock Holding Company increases the Individual Maximum Purchase Limit (as permitted by Section 8.2) to a number that is in excess of the Group Maximum Purchase Limit established by this Section 8.3, the Group Maximum Purchase Limit shall automatically be increased so as to be equal to the Individual Maximum Purchase Limit, as adjusted.

8.4. Purchases by Officers, Directors, Trustees and Corporators. The aggregate number of shares of Holding Company Conversion Stock to be purchased in the Offering by Officers, directors, trustees and Corporators of the MHC and the Bank (and their Associates) shall not exceed 30% of the total number of shares of Holding Company Conversion Stock issued in the Conversion (excluding shares held by any Non-Tax-Qualified Employee Benefit Plan or Tax-Qualified Employee Plan attributable to such person).

8.5. Special Rule for Tax-Qualified Employee Plans. Shares of Holding Company Conversion Stock purchased by any individual participant (“Plan Participant”) in a Tax-Qualified Employee Plan using funds therein pursuant to the exercise of subscription rights granted to such Participant in his individual capacity as an Eligible Account Holder or Supplemental Eligible Account Holder shall not be deemed to be purchases by a Tax-Qualified Employee Plan for purposes of calculating the maximum amount of Holding Company Conversion Stock that Tax-Qualified Employee Plans may purchase pursuant to this Plan, if the individual Plan Participant controls or directs the investment authority with respect to such account or subaccount.

8.6. Increase in the Total Number of Shares Offered. In the event that (a) the total number of shares of Holding Company Conversion Stock offered in the Conversion is increased to an amount greater than the Range Maximum, and (b) there shall be additional shares of Holding Company Conversion Stock available after the Tax-Qualified Employee Plans shall have exercised their priority right (established pursuant to Section 7.5.3) to purchase shares exceeding the Range Maximum, any additional shares not purchased by the Tax-Qualified Employee Plans will be issued to fill unfulfilled subscriptions of other subscribers according to their respective priorities set forth in the Plan.

8.7. Illegal Purchases. Notwithstanding any other provision of the Plan, no Person shall be entitled to purchase any Holding Company Conversion Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the Financial Industry Regulatory Authority. The Stock Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

8.8. Rejection of Orders. The Stock Holding Company has the right in its sole discretion to reject any order submitted by a Person whose representations the Stock Holding Company believes to be false or who it otherwise believes, either alone or Acting in Concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of the Plan.

8.9. Subscribers in Non-Qualified States or in Foreign Countries. The Stock Holding Company will make reasonable efforts to comply with the securities laws of any state in the United States in which its depositors reside, and will only offer and sell the Holding Company Conversion Stock in states in which the offers and sales comply with such states’

securities laws. However, no Person will be offered or allowed to purchase any Holding Company Conversion Stock under the Plan if he or she resides (a) in a foreign country or (b) in a state of the United States with respect to which any of the following apply: (i) a small number of Persons otherwise eligible to purchase shares under the Plan reside in such state; (ii) the offer or sale of shares of Holding Company Conversion Stock to such Persons would require the Stock Holding Company or its Employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify its securities for sale in such state; or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise.

8.10. No Offer to Transfer Shares. Before the consummation of the Offering, no Person shall offer to transfer, or enter into any agreement or understanding to transfer the legal or beneficial ownership of any subscription rights or shares of Holding Company Conversion Stock, except pursuant to the Plan. The following shall not constitute impermissible transfers under this Plan. Any Person having subscription rights in his individual capacity as an Eligible Account Holder or Supplemental Eligible Account Holder may exercise such subscription rights by causing a tax-qualified plan to make such purchase using funds allocated to such Person in such tax-qualified plan if such individual plan participant controls or directs the investment authority with respect to such account or subaccount. A tax-qualified plan that maintains an Eligible Deposit Account in the Bank as trustee for or for the benefit of a Person who controls or directs the investment authority with respect to such account or subaccount (“Beneficiary”) may, in exercising its subscription rights, direct that the Holding Company Conversion Stock be issued in the name of such individual Beneficiary in his individual capacity.

8.11. Confirmation by Purchasers. Each Person ordering Holding Company Conversion Stock in the Conversion will be deemed to confirm that such purchase does not conflict with the purchase limitations in the Plan.

ARTICLE 9.

Post Offering Matters

9.1. Stock Purchases After the Conversion. For a period of three years after the Conversion, no Officer or director of the Stock Holding Company or the Bank, or their Associates, may purchase, without the prior written approval of the Commissioner and the FRB, if required, any Holding Company Common Stock except from a broker-dealer registered with the SEC, provided that the foregoing shall not apply to (a) negotiated transactions involving more than 1% of the outstanding Holding Company Common Stock or (b) purchases of stock made by and held by or otherwise made pursuant to any Tax-Qualified or Non-Tax-Qualified Employee Plan even if such stock is attributable to Officers or directors of the Bank of the Stock Holding Company or their Associates.

9.2. Resales of Stock by Management Persons. Holding Company Conversion Stock purchased in the Offering by Officers, directors, trustees and Corporators of the Bank, the Stock Holding Company and the MHC or their Associates may not be resold for a period of at least one year following the date of purchase, except in the case of death or substantial disability, as determined by the Commissioner, of such Person, or upon the written approval of the Commissioner.

9.3. Stock Certificates. Shares of Holding Company Common Stock will be issued in book entry form. Stock certificates will not be issued. Appropriate instructions shall be issued to the Stock Holding Company’s transfer agent with respect to applicable restrictions on transfers of stock set forth in Section 9.2. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock shall be subject to the same restrictions as apply to the restricted stock.

9.4. Restriction on Financing Stock Purchases. The Stock Holding Company will not offer or sell any of the Holding Company Common Stock proposed to be issued to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by the Stock Holding Company, the Bank or any of their Affiliates; provided, however, that the Stock Holding Company, or a subsidiary thereof, may loan funds to the ESOP for the purchase of Holding Company Conversion Stock.

9.5. Stock Benefit Plans. The board of directors of the Bank and/or the Stock Holding Company are permitted under the Regulations, and may decide, to adopt one or more stock benefit plans for the benefit of the Employees, Officers and directors of the Bank and Stock Holding Company, including an ESOP, an employer stock fund option in the 401(k) plan, stock award plans and stock option plans, which will be authorized to purchase Holding Company Common Stock and grant options for Holding Company Common Stock. However, only the Tax-Qualified Employee Plans will be permitted to purchase Holding Company Conversion Stock in the Offering subject to the purchase priorities set forth in the Plan. Pursuant to the Regulations, the Stock Holding Company may authorize the ESOP to purchase up to 8% of the Holding Company Conversion Stock to be issued and any other Tax-Qualified Employee Plans to purchase in the aggregate up to 2% of the Holding Company Conversion Stock to be issued in the Offering. The Bank or the Stock Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Plans to purchase Holding Company Common Stock or to purchase issued and outstanding shares of Holding Company Common Stock or authorized but unissued shares of Holding Company Common Stock subsequent to the completion of the Offering; provided, however, that such contributions do not cause the Bank to fail to meet any of its regulatory capital requirements. The Plan specifically authorizes the grant and issuance by the Stock Holding Company of (i) awards of Holding Company Common Stock after the Offering pursuant to one or more stock recognition and award plans (the “Recognition Plans”) in an amount up to 4% of the number of shares of Holding Company Conversion Stock issued in the Offering, (ii) options to purchase a number of shares of Holding Company Common Stock in an amount up to 10% of the number of shares of Holding Company Conversion Stock issued in the Conversion, and shares of Holding Company Common Stock issuable upon exercise of such options, and (iii) at the closing of the Conversion or at any time thereafter, Holding Company Common Stock in an amount up to 8% of the number of shares of Holding Company Conversion Stock issued in the Conversion to the ESOP and an amount up to 2% of the number of shares of Holding Company Conversion Stock issued in the Conversion to the Bank’s 401(k) plan. Shares awarded to the Tax Qualified Employee Plans or pursuant to the Recognition Plans, and shares issued upon exercise of options may be authorized but unissued shares of the Stock Holding Company’s Holding Company Common Stock, or shares of Holding Company Common Stock purchased by the Stock Holding Company or such plans in the open market. Such limitations shall not apply if (a) the Recognition Plans or stock option plans are adopted no earlier than one year following the completion of the Offering, (b)

all Holding Company Common Stock awarded in excess of such limitations must be acquired in the secondary market and (c) such secondary market acquisitions must be no earlier than when such limitations can be exceeded.

9.6. Market for Holding Company Common Stock. If at the close of the Offering the Stock Holding Company has more than 300 shareholders of any class of stock, the Stock Holding Company shall use its best efforts to:

9.6.1 Encourage and assist a Market Maker to establish and maintain a market for that class of stock;

9.6.2 List that class of stock on a national or regional securities exchange, or on the NASDAQ system; and

9.6.3 Promptly register the Holding Company Common Stock with the SEC pursuant to the Exchange Act, and undertake not to deregister such Holding Company Common Stock for a period of three years thereafter.

9.7. Liquidation Account.

9.7.1 For purposes of granting a priority claim to the assets of the Bank in the event of a complete liquidation thereof to Eligible Account Holders and Supplemental Eligible Account Holders (if any) who continue to maintain Deposit Accounts at the Bank, the Stock Holding Company will, at the time of Conversion, establish a Stock Holding Company Liquidation Account in an amount equal to the net worth of the MHC set forth in its latest statement of financial condition contained in the final Prospectus distributed in connection with the Conversion. The function of the Stock Holding Company Liquidation Account is to establish a priority on liquidation and, except as provided for in this Section 9.7, shall not operate to restrict the use or application of any of the net worth accounts of the Stock Holding Company. In addition, the Bank shall also establish a Bank Liquidation Account in an amount equal to the MHC’s total equity as set forth in the latest consolidated statement of financial condition contained in the final Prospectus distributed in connection with the Conversion. The Bank Liquidation Account also shall be maintained for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders (if any) who continue to maintain their Deposit Accounts at the Bank. Except as otherwise noted, the Stock Holding Company Liquidation Account and the Bank Liquidation Account are collectively referred to herein as the “Liquidation Account.”

9.7.2 Each Eligible Account Holder and Supplemental Eligible Account Holder (if any) shall, with respect to each Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to each Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date (if established), as the case may be, or to such balance as it may be subsequently reduced, as hereinafter provided. The initial Liquidation Account balance shall not be increased, and shall be subject to downward adjustment to the extent of any downward adjustment of any subaccount balance of any Eligible Account Holder or Supplemental Eligible Account Holder in accordance with 209 CMR 33.05(12).

9.7.3 The amount of the Stock Holding Company Liquidation Account shall equal at all times the amount of the Bank Liquidation Account, and in no event will any Eligible Account Holder or Supplemental Eligible Account Holder (if any) be entitled to a distribution exceeding such holder’s subaccount balance in the Stock Holding Company Liquidation Account or Bank Liquidation Account. A distribution to an Eligible Account Holder or Supplemental Eligible Account Holder (if any) from the Stock Holding Company Liquidation Account will extinguish the right of the Eligible Account Holder or Supplemental Eligible Account Holder (if any) to receive a distribution from the Bank Liquidation Account.

9.7.4 In the unlikely event of a complete liquidation of (i) the Bank or (ii) the Bank and the Stock Holding Company (and only in such event), following all liquidation payments to creditors (including those to depositors to the extent of their Deposit Accounts), each Eligible Account Holder and Supplemental Eligible Account Holder (if any) shall be entitled to receive a liquidating distribution from the Stock Holding Company Liquidation Account, in the amount of the then-adjusted subaccount balances for his or her deposit accounts then held, before any liquidating distribution may be made to any holders of the Stock Holding Company’s capital stock. No merger, consolidation, reorganization, or purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transactions, in which the Stock Holding Company and/or the Bank is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Stock Holding Company Liquidation Account shall be assumed by the surviving holding company or institution.

9.7.5 In the unlikely event of a complete liquidation of (i) the Bank or (ii) the Bank and the Stock Holding Company (and only in such event), following all liquidation payments to creditors of the Bank (including those to account holders to the extent of their Deposit Accounts), at a time when the Bank has a positive net worth and the Stock Holding Company does not have sufficient assets (other than the stock of the Bank) at the time of liquidation to fund the obligations under the Stock Holding Company Liquidation Account, the Bank with respect to the Bank Liquidation Account, shall immediately pay directly to each Eligible Account Holder and Supplemental Eligible Account Holder (if any) an amount necessary to fund the Stock Holding Company’s remaining obligation under the Stock Holding Company Liquidation Account, before any liquidation distribution may be made to any holders of the Bank’s capital stock and without making such amount subject to the Stock Holding Company’s creditors. Each Eligible Account Holder and Supplemental Eligible Account Holder (if any) shall be entitled to receive a distribution from the Stock Holding Company Liquidation Account, in the amount of the then adjusted subaccount balance for his Deposit Account then held, before any distribution may be made to any holders of the Stock Holding Company’s capital stock.

9.7.6 In the event of a complete liquidation of the Stock Holding Company where the Bank is not also completely liquidating, or in the event of a sale or other disposition of the Stock Holding Company apart from the Bank, each Eligible Account Holder and Supplemental Eligible Account Holder (if any) shall be treated as surrendering such Person’s rights to the Stock Holding Company Liquidation Account and receiving from the Stock Holding Company an equivalent interest in the Bank Liquidation Account. Each such holder’s interest in the Bank Liquidation Account shall be subject to the same rights and terms as if the Bank Liquidation Account were the Stock Holding Company Liquidation Account (except that the Stock Holding Company shall cease to exist).

9.7.7 For the three-year period following the completion of the Conversion, the Stock Holding Company will not without prior approval of the Commissioner and the FRB: (i) sell or liquidate the Stock Holding Company, or (ii) cause the Bank to be sold or liquidated. Upon the written request of the FRB and, if necessary, the Commissioner, the Stock Holding Company shall, or upon the prior written approval of the FRB and, if necessary, the Commissioner, the Stock Holding Company may, at any time after two years from the completion of the Conversion, transfer the Stock Holding Company Liquidation Account to the Bank at which time the Stock Holding Company Liquidation Account shall be assumed by the Bank, and the interests of Eligible Account Holders and Supplemental Eligible Account Holders (if any) will be solely and exclusively established in the Bank Liquidation Account. In the event such transfer occurs, the Stock Holding Company Liquidation Account shall become the liquidation account of the Bank and shall not be subject in any manner or amount to the claims of the Stock Holding Company’s creditors. Approval of the Plan by the Corporators shall constitute approval of the transactions described therein

9.7.8 The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and/or Supplemental Eligible Account Holder (if any) shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of such Eligible Account Holder’s or Supplemental Eligible Account Holder’s Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. For Deposit Accounts in existence on both dates, separate subaccounts shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on such record dates. Such initial subaccount balance shall not be increased by additional Deposits, but shall be subject to downward adjustment as described below. The initial subaccount balance in the Stock Holding Company Liquidation Account for a Deposit Account held by an Eligible Account Holder and/or Supplemental Eligible Account Holder (if any) shall be determined in the same manner as their interest in the Bank Liquidation Account is determined. Eligible Account Holders and Supplemental Eligible Account Holders (if any) do not retain any voting rights in either the Stock Holding Company or the Bank based on their liquidation subaccounts.

9.7.9 If, at the close of business on the last day of any period for which the Stock Holding Company has prepared audited financial statements subsequent to the effective date of the Offering, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder (if any) is less than the lesser of: (a) the balance in the Deposit Account at the close of business on the last day of any period for which the Stock Holding Company has prepared audited financial statements subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date (if established), or (b) the amount in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, then the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance, in an amount proportionate to the reduction in the balance of such Deposit Account. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

For purposes of this Section 9.7, a time account shall be deemed to be closed upon its maturity date regardless of any renewal thereof. A distribution of each subaccount balance may be made only in the event of a complete liquidation of the Stock Holding Company subsequent to the Conversion and only out of funds available for such purpose after payment of all creditors.

9.7.10 Neither the Bank nor the Stock Holding Company shall be required to set aside funds for the purpose of establishing the Liquidation Account. The creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Bank or the Stock Holding Company, except that neither the Bank nor the Stock Holding Company shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below the amount required to maintain the Liquidation Account.

9.8. Repurchase of Stock.

9.8.1 Based upon facts and circumstances following the Conversion and subject to applicable regulatory and accounting requirements, the board of directors of the Stock Holding Company may determine to repurchase stock in the future. Such facts and circumstances may include but not be limited to: (a) market and economic factors such as the price at which the Holding Company Common Stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Stock Holding Company’s return on equity; (b) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or the purchase of shares by the ESOP in the event the ESOP is unable to acquire shares in the Subscription Offering, or to fund any stock plans adopted after the consummation of the Conversion; and (c) any other circumstances in which repurchases would be in the best interests of the Stock Holding Company and its shareholders.

9.8.2 The Stock Holding Company may not repurchase any shares of Holding Company Conversion Stock within three years of its date of issuance, unless the repurchase:

(a) is part of a general repurchase made on a pro rata basis pursuant to an offer approved by the Commissioner and made to all shareholders of the Stock Holding Company;

(b) is limited to the repurchase of qualifying shares of a director;

(c) is purchased in the open market by an Employee Plan in an amount reasonable and appropriate to fund such plan; or

(d) is limited to stock repurchases of no greater than 5% of the outstanding capital stock of the Stock Holding Company where compelling and valid business reasons are established to the satisfaction of the Commissioner.

9.9. Conversion Expenses. The Regulations require that the expenses of the Conversion must be reasonable. The MHC, the Stock Holding Company and the Bank will use its best efforts to assure that the expenses incurred by them in effecting the Conversion will be reasonable.

9.10. Public Inspection of Applications. The MHC, the Stock Holding Company and the Bank will maintain a copy of the Applications in the main banking office of the Bank and such copy will be available for public inspection.

9.11. Enforcement of Terms and Conditions. Each of the MHC and the Stock Holding Company shall have the right to take all such action as they, in their sole discretion, may deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in the Plan and the terms, conditions and representations contained in the order forms, including, but not limited to, the right to require any subscriber or purchaser to provide evidence, in a form satisfactory to the MHC and the Stock Holding Company, of such Person’s eligibility to subscribe for or purchase shares of the Holding Company Conversion Stock under the terms of the Plan and the absolute right (subject only to any necessary regulatory approvals or concurrence) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Holding Company Conversion Stock that it believes might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all Persons, and the MHC, the Stock Holding Company, the Bank and their trustees, directors, Officers, Employees, Corporators and agents shall be free from any liability to any Person on account of any such action.

9.12. Voting Rights Following the Offering. Following the Offering, the holders of the capital stock of the Stock Holding Company shall have exclusive voting rights in the Stock Holding Company.

ARTICLE 10.

Miscellaneous

10.1. Interpretation of Plan. All interpretations of the plan and application of its provisions to particular circumstances by the MHC, Stock Holding Company and the Bank shall be final, subject to the authority of the Commissioner. When a reference is made in this Plan to Sections or Exhibits, such reference shall be to a Section of or Exhibit to the Plan unless otherwise indicated. The recitals hereto constitute an integral part of the Plan. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The table of contents and headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “without limitation”.

10.2. Amendment or Termination of the Plan. If deemed necessary or desirable, the terms of the Plan may be substantively amended by a majority vote of the members of the board of trustees of the MHC as a result of comments from regulatory authorities at any time prior to approval of the Plan by the Commissioner and at any time thereafter with the concurrence of the Commissioner. If amendments to the Plan are made after the Special Meeting, no further approval of the Corporators will be necessary unless otherwise required by the Commissioner. The Plan may be terminated by the board of trustees in its sole discretion, at any time prior to the Special Meeting and at any time thereafter with the concurrence of the Commissioner. The Plan will terminate if the sale of all shares of Holding Company Conversion Stock is not completed within twenty four months from the date of approval of the Plan by the board of trustees of the MHC.

10.3. Expenses. The expenses incurred in connection with the Conversion, to be initially borne by the Bank, shall be paid or reimbursed by the Stock Holding Company promptly after consummation of the Conversion, and shall be reasonable.

10.4. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Exhibit 3.4

Articles of Organization and Bylaws of the Stock Holding Company

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Organization

(General Laws Chapter 156D, Section 2.02; 950 CMR 113.16)

ARTICLE I

The exact name of the corporation is:

Randolph Bancorp, Inc.

ARTICLE II

Unless the articles of organization otherwise provide, all corporations formed pursuant to G.L. Chapter 156D have the purpose of engaging in any lawful business. Please specify if you want a more limited purpose:

The purpose of the Corporation is to engage in the following business activities: to buy, sell, deal in, or hold securities of every kind and description; to operate as a holding company and to carry on any business permitted to holding companies under applicable laws and regulations; and in general to carry on any business permitted to corporations organized under Chapter 156D of the Massachusetts General Laws as now in force or hereafter amended.

ARTICLE III

State the total number of shares and par value, if any, of each class of stock that the corporation is authorized to issue. All corporations must authorize stock. If only one class or series is authorized, it is not necessary to specify any particular designation.

The total number of shares and par value of each class of stock that the Corporation is authorized to issue is as follows:

Common:	15,000,000 shares, $.01 par value

Preferred:	1,000,000 shares, no par value

ARTICLE IV

Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and relative rights of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received.

See Appendix A.

ARTICLE V

The restrictions, if any, imposed by the articles of organization upon the transfer of shares of any class or series of stock are:

See Appendix B.

ARTICLE VI

Other lawful provisions, and if there are no such provisions, this article may be left blank.

See Appendix C.

ARTICLE VII

The effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing:

Effective upon filing.

ARTICLE VIII

The information contained in this article is not a permanent part of the articles of organization.

a. The street address of the initial registered office of the Corporation in Massachusetts is:

155 Federal Street, Suite 700, Boston, MA 02110

b. The name of its initial registered agent at its registered office is:

C T Corporation System

c. The name, residential address and post office address of each Director and Officer of the Corporation is as follows:

Title	Name	Residential Address and Post Office Address

President and Chief Executive Officer:	James P. McDonough	81 Hannah Niles Way Braintree, MA 02184
Executive Vice President, Chief Financial Officer, Treasurer and Secretary:	Michael K. Devlin	23 Puritan Lane Swampscott, MA 01945
Director:	Richard C. Pierce, Esq.	16 Chief Lane Canton, MA 02021
Director:	Roy A. Conrad	4 Intervale Terrace Randolph, MA 02368

Title	Name	Residential Address and Post Office Address

Director:	Paul R. Donovan	12 Warner Road Abington, MA 02351
Director:	Daniel M. Joyce	1A Joy Street, Unit 2 Boston, MA 02108
Director:	James P. McDonough	81 Hannah Niles Way Braintree, MA 02184
Director:	John J. O’Connor, III	800 Careswell Street Marshfield, MA 02050
Director:	Richard A. Phillips, Sr.	94 Cabral Circle Stoughton, MA 02072
Director:	Kenneth K. Quigley, Jr. Esq.	956 Brush Hill Road Milton, MA 02186
Director:	Louis J. Trubiano	20 Weathervane Road Canton, MA 02021
Director:	James G. Welch	3 Cranberry Lane Hingham, MA 02043
Director:	Janis E. Wentzell	8 Sweet Meadow Drive South Easton, MA 02375

d. The fiscal year (i.e., tax year) of the Corporation shall end on the last day of the month of December.

e. A brief description of the type of business in which the corporation intends to engage:

The purpose of the Corporation is to engage in the following business activities: to buy, sell, deal in, or hold securities of every kind and description; to operate as a holding company and to carry on any business permitted to holding companies under applicable laws and regulations; and in general to carry on any business permitted to corporations organized under Chapter 156D of the Massachusetts General Laws as now in force or hereafter amended.

f. The street address of the principal office of the corporation is:

10 Cabot Place, Stoughton, MA 02072

g. The street address where the records of the corporation required to be kept in Massachusetts are located is:

10 Cabot Place, Stoughton, MA 02072

[Remainder of page intentionally blank]

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I, whose signature appears below as incorporator and whose name and residential address is clearly printed beneath my signature, do hereby associate with the intention of forming this Corporation under the provisions of General Laws, Chapter 156D and do hereby sign these Articles of Organization as incorporator this      day of             , 2016.

William P. Mayer

35 Church Street
Newton, MA 02458

APPENDIX A

TO THE

ARTICLES OF ORGANIZATION OF

RANDOLPH BANCORP, INC.

CAPITAL STOCK

Section 4.1. Common Stock. Except as provided by law or in this ARTICLE IV (or in any Articles of Amendment), holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote on all matters for each share held by such holder. Shareholders shall not be permitted to cumulate their votes for election of directors.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up of the full preferential amounts of which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind, in proportion to their holdings.

Each share of common stock shall have the same relative rights as, and be identical in all respects with, all the other shares of common stock.

Section 4.2. Preferred Stock. Subject to any limitations prescribed by law, the Board of Directors of the Corporation is authorized, by vote or votes from time to time adopted, to provide for the issuance of one or more classes of preferred stock, which shall be separately identified. The Board of Directors shall have the authority to divide any authorized class of preferred stock of the Corporation into one or more series, to establish or change from time to time the number of shares to be included in each such series, and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of any series so established and the qualifications, limitations and restrictions thereof. Each series shall be separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of one or more of the following:

(a) the distinctive serial designation and the number of shares constituting such series;

(b) the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(c) the voting powers, full or limited, if any, of shares of such series;

(d) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

(e) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

(g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and if so convertible or exchangeable, the conversion price or prices or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(h) the price or other consideration for which the shares of such series shall be issued;

(i) whether the shares of such series that are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock; and

(j) such other powers, preferences, rights, qualifications, limitations and restrictions thereof as are permitted by law and as the Board of Directors of the Corporation may deem advisable.

Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series. Subject to the authority of the Board of Directors as set forth in subsection (i) above, any shares of preferred stock shall, upon reacquisition thereof by the Corporation, be restored to the status of authorized but unissued preferred stock under this Section 4.2.

Except as specifically provided in these Articles, the holders of preferred stock or common stock shall not be entitled to any vote and shall not have any voting rights concerning the designation or issuance of any shares of preferred stock authorized by and complying with the conditions of these Articles, and subject to the authority of the Board of Directors or any authorized committee thereof as set forth above, the right to any such vote is expressly waived by all present and future holders of the capital stock of the Corporation.

APPENDIX B

TO THE

ARTICLES OF ORGANIZATION OF

RANDOLPH BANCORP, INC.

ARTICLE V

LIMITATION ON BENEFICIAL OWNERSHIP OF STOCK

Section 5.1. Applicability of Article. The provisions of this ARTICLE V shall become effective upon (i) the consummation of the Conversion and (ii) the concurrent acquisition by the Corporation of all of the outstanding capital stock of the Randolph Savings Bank (the “Effective Date”). All terms used in this ARTICLE V and not otherwise defined herein shall have the meanings ascribed to such terms in Section 6.1 through Section 6.10 below.

Section 5.2. Prohibitions Relating to Beneficial Ownership of Voting Stock. No Person (as defined in Section 5.7) other than the Corporation, any Subsidiary (as defined in Section 5.7) or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or any Subsidiary is a member for the benefit of the employees of the Corporation or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan) shall directly or indirectly acquire or hold the beneficial ownership of more than 10% of the issued and outstanding shares of Voting Stock (as defined in Section 5.7) of the Corporation. Any Person so prohibited who directly or indirectly acquires or holds the beneficial ownership of more than 10% of the issued and outstanding shares of Voting Stock in violation of this Section 5.2 shall be subject to the provisions of Section 5.3 and Section 5.4. The Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of Voting Stock to any Person who beneficially owns, or who the Corporation believes would become by virtue of such transfer the beneficial owner of, more than 10% of shares of the Voting Stock.

Section 5.3. Excess Shares. If, notwithstanding the foregoing prohibition, a Person subject to the foregoing prohibition shall voluntarily or involuntarily become or attempt to become the purported beneficial owner (the “Purported Owner”) of shares of Voting Stock in excess of 10% of the issued and outstanding shares of Voting Stock, (i) during the period of three years following the date of the completion of the Conversion (the “Initial Period”), the number of shares in excess of 10% shall be deemed to be “Excess Shares,” and shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote; or (ii) following the Initial Period, the holder of any Excess Shares shall be entitled to cast only one one-hundredth (1/100) of one vote per share for each Excess Share.

The restrictions set forth in this ARTICLE V shall be noted conspicuously on all certificates evidencing ownership of shares of Voting Stock.

Section 5.4. Powers of the Board of Directors.

(a) The Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by Bylaw or otherwise, regulations and procedures not inconsistent with the express provisions of this ARTICLE V for the application, administration and implementation of the provisions of this ARTICLE V.

(b) When it appears that a particular Person has become a Purported Owner of Excess Shares in violation of Section 5.2 or Section 5.3, or of the regulations or procedures of the Board of Directors with respect to this ARTICLE V, and that the provisions of this ARTICLE V require application, interpretation or construction, then a majority of the Directors of the Corporation shall have the power and duty to interpret all of the terms and provisions of this ARTICLE V and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this ARTICLE V, including, without limitation, (i) the number of shares of Voting Stock beneficially owned by any Person or Purported Owner, (ii) whether a Person or Purported Owner is an Affiliate (as defined in Section 5.7) or Associate (as defined in Section 5.7) of, or is acting in concert with, any other Person or Purported Owner, (iii) whether a Person or Purported Owner has an agreement, arrangement or understanding with any other Person or Purported Owner as to the voting or disposition of any shares of the Voting Stock, (iv) the application of any other definition or operative provision of this ARTICLE V to the given facts or (v) any other matter relating to the applicability or effect of this ARTICLE V.

The Board of Directors shall have the right to demand that any Person who is reasonably believed to be a Purported Owner of Excess Shares (or who holds of record shares of Voting Stock beneficially owned by any Person reasonably believed to be a Purported Owner in excess of such limit) supply the Corporation with information as to (x) the record owner(s) of all shares of Voting Stock beneficially owned by such Person or Purported Owner and (y) any other factual matter relating to the applicability or effect of this ARTICLE V as may reasonably be requested of such Person or Purported Owner.

Any applications, interpretations, constructions or any other determinations made by the Board of Directors pursuant to this ARTICLE V, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, and no shareholder shall have the right to challenge any such application, interpretation, construction or determination.

Section 5.5. Severability. In the event any provision (or portion thereof) of this ARTICLE V shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this ARTICLE V shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its shareholders that each such remaining provision (or portion thereof) of this ARTICLE V remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including Purported Owners, if any, notwithstanding any such finding.

Section 5.6. Exclusions. This ARTICLE V shall not apply to (a) any offer or sale with a view towards public resale made exclusively by the Corporation to any underwriter or underwriters acting on behalf of the Corporation, or to the selling group acting on such underwriter’s or underwriters’ behalf, in connection with a public offering of the Common Stock; or (b) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction or reorganization that does not have the effect, directly or indirectly, of changing the beneficial ownership interests of the Corporation’s shareholders, other than pursuant to the exercise of any dissenters’ appraisal rights, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed, in the aggregate, 1% of the issued and outstanding shares of such class of equity or convertible securities.

Section 5.7. Definitions. For the purposes of these Articles of Organization:

(a) A “Person” shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of these Articles.

(c) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

(d) “Voting Stock” means the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the “Voting Stock”).

APPENDIX C

TO THE

ARTICLES OF ORGANIZATION OF

RANDOLPH BANCORP, INC.

ARTICLE VI

ADDITIONAL PROVISIONS

Section 6.1. Corporate Governance.

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and shareholders:

(a) Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by these Articles or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

(b) Shareholder Meetings. Any action to be taken by the shareholders of the Corporation may be effected at a duly called annual or special meeting of shareholders of the Corporation or by the unanimous consent in writing of all shareholders entitled to vote on the action.

(c) Special Shareholder Meetings.

(i) Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the shareholders entitled to vote may be called by the Board of Directors, the Chairman of the Board or the President.

(ii) If the Corporation shall not have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), special meetings of the shareholders entitled to vote shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue to be considered at the proposed meeting.

(iii) If the Corporation shall have a class of voting stock registered under the Exchange Act, special meetings of the shareholders entitled to vote shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more shareholders who hold at least (i) sixty-six and two-thirds percent (66 2⁄3%) in interest of the capital stock of the Corporation entitled to vote at such meeting, or (ii) such lesser percentage, if any, (but not less than forty percent (40%)) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such meeting.

(iv) Application to a court pursuant to Section 7.03 of Chapter 156D of the Massachusetts General Laws, or successor provisions, requesting the call of a special meeting of shareholders, may be ordered if (i) on application of any shareholder of the Corporation entitled to participate in an annual meeting if an annual meeting was not held within the earlier of six (6) months after the end of the Corporation’s fiscal year or 15 months after its last annual meeting; or (ii) on application of a shareholder who signed a demand for a special meeting valid under Section 7.02 of Chapter 156D of the Massachusetts General Laws, if notice of the special meeting was not given within 30 days after the date the demand was delivered to the Secretary or within such further time as the court may order under the circumstances or the special meeting was not held in accordance with the notice.

(v) At a special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting, unless otherwise provided by law.

Section 6.2 Directors.

(a) Composition. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of shareholders, the term of office of the second class to expire at the annual meeting of shareholders one year thereafter and the term of office of the third class to expire at the annual meeting of shareholders two years thereafter. At each annual meeting of shareholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. No Director shall serve after attaining age seventy-five (75). No person shall serve as Director after completing seven (7) terms in office, provided that, notwithstanding this limitation, any Director serving as a director of Randolph Savings Bank on January 1, 2014 may be nominated for and elected to serve an additional three (3) terms as a Director of the Corporation so long as such Director is otherwise qualified to serve as a director of Randolph Savings Bank. For the purpose of this section, for every three (3) years any person served as a director of Randolph Savings Bank prior to the incorporation of the Corporation, such person is deemed to have served one (1) term as a Director of the Corporation.

(b) Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of preferred stock the outstanding and except as otherwise required by applicable law, any and all vacancies in the Board of Directors, however occurring including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs. Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(c) Shareholder Nominations. Advance notice of shareholder nominations for the election of Directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

(d) Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director may be removed from office at any time, but only for cause and only by the affirmative vote of either (i) a majority of the directors then in office or (ii) the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

Section 6.3 Amendment to Bylaws.

The Bylaws of the Corporation may be amended or repealed in whole or in part by the affirmative vote of the holders of at least two-thirds of the outstanding shares of each class of the capital stock at the time outstanding and entitled to vote at any annual meeting of shareholders or special meeting of shareholders; provided, however, that if the Board of Directors recommends, by the affirmative vote of at least two-thirds of the Directors then in office at a duly constituted meeting of the Board of Directors, that shareholders approve such amendment at such meeting of shareholders, such amendment shall only require the affirmative vote of a majority of the outstanding shares of each class of capital stock at the time outstanding and entitled to vote at such meeting; provided, further, that notice of the substance of the proposed amendment is stated in the notice of such meeting. The Directors may make, amend or repeal the Bylaws, in whole or in part, except with respect to any provision thereof which by law, these Articles of Organization or the Bylaws requires action by the shareholders. Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the Bylaws. Any Bylaw adopted or amended by the Directors may be amended or reinstated by the shareholders entitled to vote on amending the Bylaws following the procedures outlined above.

Section 6.4 Pre-Emptive Rights.

Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares of the capital stock of the Corporation which may be issued.

Section 6.5 Indemnification of Directors and Others.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “Proceeding”), by reason of the fact that he or she is or was (a) a Director of the Corporation, or (b) serving, at the request of the Corporation as evidenced by a resolution of the Board of Directors prior to the occurrence of the event to which the indemnification relates, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (such persons described in (a) and (b) are sometimes hereinafter referred to as an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as such a Director or officer of the Corporation or as such other director, officer, employee or agent or in any other capacity while serving as such a Director or officer of the Corporation or as such other director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Act (the “MBCA”), as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, but not limited to, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.5(c) with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 6.5 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if the MBCA so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking made in accordance with the MBCA (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, which shall include, without limitation, an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 6.5 or otherwise. Notwithstanding anything herein to the contrary, any indemnification hereunder shall be provided only to the extent permitted by 12 U.S.C. Section 1828(k) and the regulations issued thereunder.

(b) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to an Advancement of Expenses, to any officer, employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.5.

(c) Right of Indemnitee to Bring Suit. If a claim under this Section 6.5 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time hereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the MBCA. In addition, in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an

Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the MBCA. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the MBCA, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or Shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Section 6.5 or otherwise shall be on the Corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to Advancement of Expenses conferred in this Section 6.5 shall not be exclusive of any other right which any person may have or hereafter acquire under these Bylaws, the Articles of Organization or any statute, agreement, vote of Shareholders or of disinterested Directors or otherwise.

(e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MBCA. The Corporation’s obligation to provide indemnification under this Section 6.5 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

(f) Amendments. Without the consent of a person entitled to the indemnification and other rights provided in this Section 6.5 (unless otherwise required by the MBCA), no amendment modifying or terminating such rights shall adversely affect such person’s rights under this Section 6.5 with respect to the period prior to such amendment.

(g) Savings Clause. If this Section 6.5 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any liabilities and expenses with respect to any proceeding to the fullest extent permitted by any applicable portion of this Section 6.5 that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.6 Limitation of Liability of Directors.

(a) Limitation of Liability. No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this Section 6.6 shall not eliminate or limit any liability of a Director (a) for any breach of the Director’s duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions under Section 6.40 of Chapter 156D of the Massachusetts General Laws or (d) with respect to any transaction from which the Director derived an improper personal benefit.

(b) Amendment. No amendment or repeal of this Section 6.6 shall adversely affect the rights and protection afforded to a Director of this Corporation under this Section 6.6 for acts or omissions occurring prior to such amendment or repeal. If the Massachusetts General Laws is hereafter amended to further eliminate or limit the personal liability of Directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts General Laws as so amended.

Section 6.7 Transactions with Interested Persons.

(a) Transactions with Interested Persons not Void or Voidable. Unless entered into in bad faith, no contract or transaction by the Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person. For the purposes of this Section 6.7, “Interested Person” means any person or organization in any way interested in the Corporation whether as a director, officer, shareholder, employee or otherwise, and any other entity in which any such person or organization of the Corporation is in any way interested.

(b) Interested Persons not Liable. Unless such contract or transaction was entered into in bad faith, no Interested Person, because of such interest, shall be liable to the Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

(c) Interested Person Necessary for Quorum or Vote. The provisions of this Section 6.7 shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or shareholders of the Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

Section 6.8 Acting As a Partner.

The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

Section 6.9 Shareholders’ Meetings.

Meetings of shareholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

Section 6.10 Amendment to Articles of Organization.

These Articles may be amended at a duly constituted meeting of shareholders called expressly for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast by shareholders on such amendment, voting together as a single class; provided, however, that if the Board of Directors recommends, by the affirmative vote of at least two-thirds of the Directors then in office at a duly constituted meeting of the Board of Directors, that shareholders approve such amendment at such meeting of shareholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such amendment, voting together as a single class.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Organization

(General Laws Chapter 156D, Section 2.02; 950 CMR 113.16)

I hereby certify that upon examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $ having been paid, said articles are deemed to have been filed with me this day of , 20 , at a.m./p.m.
time

Effective date:
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN Secretary of the Commonwealth

Examiner
Filing fee: $275 for up to 275,000 shares plus $100 for each additional 100,000 shares or any fraction thereof.

Name approval
TO BE FILLED IN BY CORPORATION
C	Contact Information:

M	William P. Mayer, Esq.
Goodwin Procter LLP 53 State Street Boston, MA 02109-2881 (617) 570-8794 wmayer@goodwinprocter.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

BY-LAWS

of

RANDOLPH BANCORP, INC.

53

ii

BY-LAWS

of

RANDOLPH BANCORP, INC.

ARTICLE I

Articles of Organization

Section 1.01 Articles of Organization. The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and of its Directors and shareholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended.

ARTICLE II

Shareholders

Section 2.01 Annual Meetings. The annual meeting of shareholders shall be held each year on the date and at the time and place within or without the United States as shall be fixed by the Board of Directors, the Chairman of the Board or the President. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these Bylaws, may be specified by the Board of Directors, the Chairman of the Board or the President and shall be specified in the notice of the meeting. In the event the time for an annual meeting is not fixed in accordance with these Bylaws to be held within 13 months after the last annual meeting was held, the Board of Directors may designate a special meeting held thereafter as a special meeting in lieu of the annual meeting, and such special meeting shall have, for purposes of these Bylaws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these Bylaws to an annual meeting or annual meetings shall be deemed to refer also to any special meeting(s) in lieu thereof.

Section 2.02 Special Meetings.

(a) Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the shareholders entitled to vote may be called by the Board of Directors, the Chairman of the Board or the President.

(b) If the Corporation shall not have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), special meetings of the shareholders entitled to vote shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue to be considered at the proposed meeting.

(c) If the Corporation shall have a class of voting stock registered under the Exchange Act, special meetings of the shareholders entitled to vote shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of the holders of one or more shareholders who hold at least (i) sixty-six and two-thirds percent (66 2⁄3%) in interest of the capital stock of the Corporation entitled to vote at such meeting, or (ii) such lesser percentage, if any, (but not less than forty percent (40%)) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such meeting.

(d) Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting, unless otherwise provided by law.

Section 2.03 Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated by the President or by a majority of the Directors acting by resolution or by written instrument or instruments signed by them. Any adjourned session of any meeting of the shareholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated in the vote of adjournment.

Section 2.04 Notice of Meetings. A written notice of the place, date and hour of all meetings of shareholders (other than adjournments governed by Section 2.06 of this Article II) stating the purposes of the meeting shall be given at least seven days and not more than 60 days before the meeting to each shareholder entitled to vote thereat and to each shareholder who is otherwise entitled by law, the Articles of Organization or these Bylaws to such notice. Notice may be given to a shareholder by any means permitted under applicable law, including, without limitation, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Corporation. Such notice shall be given by the Secretary, or in case of the death, absence, incapacity, or refusal of the Secretary, by any other officer or by a person designated either by the Secretary, by the person or persons calling the meeting or by the Board of Directors. If notice is given by mail, such notice shall be deemed given when dispatched. If notice is not given by mail and is given by leaving such notice at the shareholder’s residence or usual place of business, it shall be deemed given when so left. Without limiting the generality of the foregoing, notice may be given to a shareholder by electronic transmission in a manner specified by the shareholder, including, without limitation, by facsimile transmission, electronic mail or posting on an electronic network. Notwithstanding the foregoing, in case of any special meeting called upon the written demands of shareholders, such meeting shall be scheduled not less than 60 nor more than 90 days after the date on which the Secretary has received sufficient demands to require that such meeting be called and written notice thereof shall be given in accordance with this Section 2.04 within 30 days of receipt of such demands.

Notice of an annual or special meeting of shareholders need not be given to a shareholder if a written waiver of notice is signed before or after such meeting by such shareholder or such shareholder’s authorized attorney, if communication with such shareholder is unlawful, or if such shareholder attends such meeting unless (i) the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting or (ii) the shareholder objects to the consideration of a particular matter at the meeting as not within the purpose or purposes described in the meeting notice when the matter is presented. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of shareholders need be specified in any written waiver of notice.

Section 2.05 Notice of Shareholder Business and Nominations.

(a) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting, who is present at the meeting and who complies with the notice procedures set forth in this Bylaw as to such nomination or business. For the avoidance of doubt, for a shareholder to bring nominations or business before an annual meeting of shareholders (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Exchange Act), such shareholder must comply with the procedures set forth in this Section 2.05 and this shall be the exclusive means for a shareholder to bring such nominations or business properly before an annual meeting of shareholders. In addition to the other requirements set forth in this Bylaw, for any proposal of business to be considered at an annual meeting, such proposal must be a proper subject for action by shareholders of the Corporation under Massachusetts law.

(ii) For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to clause (B) of paragraph (a)(i) of this Bylaw, in addition to other applicable requirements, the shareholder must (1) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation and (2) have provided any updates or supplements to such notice at the times and in the forms required by this Bylaw. To be timely, a shareholder’s notice under this paragraph (a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such shareholder’s Timely Notice shall set forth:

(A) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

(B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner(s), if any, on whose behalf the proposal is made, and the names and addresses of other shareholders (including beneficial owners) known by the shareholder proposing such business to support such proposal, and the class and number of shares of the Corporation’s capital stock beneficially owned by such other shareholder(s) or other beneficial owner(s); and

(C) as to the shareholder giving the notice and the beneficial owner(s), if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner(s); (ii) (a) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and any such beneficial owner(s), (b) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such shareholder and/or any such beneficial owner(s) the purpose or effect of which is to give such shareholder and/or any such beneficial owner(s) economic benefit and/or risk similar to ownership of shares of any class or series of the Corporation, in whole or in part, including due to the fact that such derivative, swap or other transaction provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of shares of any class or series of the Corporation (“Synthetic Equity Interests”) and such disclosure shall identify the counterparty to each such Synthetic Equity Interest and shall include, for each such Synthetic Equity Interest, whether or not (x) such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such shareholder and/or any such beneficial owner(s), (y) such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) such shareholder, any such beneficial owner(s) and/or, to their knowledge, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such shareholder and/or any such beneficial owner(s) has or shares a right to vote any shares of any class or series of the Corporation, (d) any agreement, arrangement, understanding or relationship (which disclosure shall identify the counterparty thereto), including any hedge, repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder and/or any such beneficial owner(s), the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder and/or any such beneficial owner(s) with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the value of the shares of any class or series of the Corporation (“Short Interests”), (e) any rights to dividends or other distributions on the shares of any class or series of the Corporation owned beneficially by such shareholder and/or any such beneficial owner(s) that are separated or separable from the underlying shares of the Corporation, (f) any performance-related fees (other than an asset based fee) that such shareholder and/or any such beneficial owner(s) is entitled to based on any increase or decrease in the value of shares of any class or series of the Corporation, any Synthetic Equity Interests or Short Interests, if any (the disclosures to be made pursuant to the foregoing clauses (a) through (f) are referred to as “Material Ownership Interests”); and (iii) a description of all arrangements or understanding among such shareholder and/or any such beneficial owner(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made.

(iii) A shareholder providing Timely Notice of nominations or business proposed to be brought before an annual meeting of shareholders shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Bylaw shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to such annual meeting, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 5th business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the 8th business day prior to the date for the meeting (in the case of the update and supplement required to be made as of 10 business days prior to the meeting).

(iv) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 85 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this paragraph (a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)	General.

(i) Only such persons who are nominated in accordance with the provisions of this Bylaw shall be eligible for election and to serve as Directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the provisions of this Bylaw. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Bylaw. If neither the Board of Directors nor such designated committee makes a determination as to whether any shareholder proposal or nomination was made in accordance with the provisions of this Bylaw, the presiding officer of the annual meeting shall have the power and duty to determine whether the shareholder proposal or nomination was made in accordance with the provisions of this Bylaw. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any shareholder proposal or nomination was not made in accordance with the provisions of this Bylaw, such proposal or nomination shall be disregarded and shall not be presented for action at the annual meeting.

(ii) Except as otherwise required by law, nothing contained in this Section 2.05 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for Director submitted by a shareholder.

(iii) Notwithstanding the foregoing provisions of this Section 2.05, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding the proxies in respect of such vote may have been received by the Corporation. For purposes of this paragraph (iii), to be considered a qualified representative of the shareholder, a person must be authorized by a written instrument executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of shareholders.

(iv) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(v) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of (i) shareholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting of shareholders or (ii) the holders of any series of undesignated preferred stock to elect Directors under specified circumstances.

Section 2.06 Rescheduling of Meetings; Adjournments. Notwithstanding any other provision in these Bylaws, the Board of Directors may change the date, time and location of any annual or special meeting of the shareholders (other than a special meeting called upon the written application of shareholders (a “Meeting Requested by Shareholders”)), and a record date with respect thereto, prior to the time for such meeting, including, without limitation, by postponing or deferring the date of any such annual or special meeting (other than a Meeting Requested by Shareholders) previously called or by canceling any special meeting previously called (other than a Meeting Requested by Shareholders). This action may be taken regardless of whether any notice or public disclosure with respect to any such meeting or record date has been sent or made pursuant to Section 2.04 of this Article II hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice under Section 2.05 of Article II of these Bylaws.

When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to shareholders, or (c) the Board of Directors determines in its sole discretion that adjournment is otherwise in the best interests of the Corporation. When any annual meeting or special meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the date, time and place to which the meeting is adjourned; provided, however, that if a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given under this Article II to persons who are shareholders as of the new record date. A meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. Any business which could have been transacted at any meeting of the shareholders as originally called may be transacted at any adjournment thereof.

Section 2.07 Quorum.

(a) Unless otherwise provided by law, or in the Articles of Organization, these Bylaws or a resolution of the Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these Bylaws, a “voting group” includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (or any successor statute) (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders. Shares owned by the Corporation in a fiduciary capacity shall be deemed outstanding for quorum purposes.

(b) Both abstentions and broker non-votes are to be counted as present for the purpose of determining the existence of a quorum for the transaction of business at any meeting. A share once represented for any purpose at the meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (i) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (ii) in the case of adjournment, a new record date is or shall be set for the adjournment meeting.

Section 2.08 Voting and Proxies. Both abstentions and broker non-votes are to be counted as present for the purpose of determining the existence of a quorum for the transaction of business at any meeting. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker non-votes are not to be counted as votes cast or shares voting. Unless otherwise provided by law or by the Articles of Organization, each shareholder shall have, with respect to each matter voted upon at a meeting of shareholders, one vote for each share of stock entitled to vote owned by such shareholder of record according to the books of the Corporation. A shareholder may vote his or her shares either in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if undated, from the date of its receipt by such officer or agent.

Any shareholder’s proxy may be transmitted by facsimile or other electronic means in a manner complying with applicable law. Except as otherwise permitted by law or limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them if the person signing appears to be acting on behalf of all the co-owners unless at or prior to exercise of the proxy, the Corporation receives a specific written notice to the contrary from any one of them. Subject to the provisions of Section 7.24 of the MBCA (or any successor provision thereof) and to any express limitation on the proxy’s authority provided in the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Unless otherwise provided in the Articles of Organization, if authorized by the Board of Directors, subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communications: (i) participate in a meeting of shareholders; and (ii) be deemed present in person and vote at a meeting of shareholders, provided that: (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (b) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.09 Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than election of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the MBCA, the Articles of Organization, these Bylaws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including one or more separate voting groups. Unless otherwise provided in the Articles of Organization or these Bylaws, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election. Absent special circumstances, shares of the Corporation’s stock are not entitled to vote if they are owned, directly or indirectly, by the Corporation or by another entity of which the Corporation owns, directly or indirectly, a majority of the voting interests. Notwithstanding the preceding sentence, however, the Corporation may vote any share of stock held by it, directly or indirectly, in a fiduciary capacity.

Section 2.10 Action without Meeting. Any action required or permitted to be taken at any annual or special meeting of Shareholders (including any actions or powers reserved to the Shareholders under these Bylaws) may be taken without a meeting provided that all Shareholders entitled to vote on the matter consent to the action in writing and the written consents describe the action taken, are signed by all such Shareholders, bear the date of the signatures of such Shareholders, and are delivered to the Corporation for inclusion with the records of the meetings of Shareholders within 60 days of the earliest dated consent required to be delivered under this Section. Such consents shall be treated for all purposes as a vote at a meeting.

Section 2.11 Form of Shareholder Action.

(a) Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that is permitted under applicable law, including, without limitation, an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent and (ii) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders, or is otherwise received by the Corporation in a manner permitted by applicable law.

(b) Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 2.12 Shareholders List for Meeting.

(a) After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder, but need not include an electronic mail address or other electronic contact information for any shareholder.

(b) The shareholders list shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting: (1) at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; or (2) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.

(c) The Corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 2.13 Conduct of Business. The Chairman of the Board or his designee, or, if there is no Chairman of the Board or such designee, then the Chief Executive Officer or his designee, or, if the office of President shall be vacant, then a person appointed by a majority of the Board of Directors, shall preside at any meeting of shareholders as the chairman of the meeting. In addition to his powers pursuant to Section 2.05(b)(i), the person presiding at any meeting of shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 2.14 Voting Procedures and Inspectors of Elections. In advance of any meeting of shareholders, the Board of Directors may appoint one or more inspectors to act at an annual or special meeting of shareholders and make a written report thereon. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of their duties. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, presiding officer, shall be subject to further review by the Board of Directors and any court of competent jurisdiction.

ARTICLE III

Board of Directors

Section 3.01 Powers. The business of the Corporation shall be managed by a Board of Directors who shall have and may exercise (or grant authority to be exercised) all the powers of the Corporation except as otherwise reserved to the shareholders by law, by the Articles of Organization or by these Bylaws. Without limiting the generality of the foregoing, the Board of Directors shall have the power, unless otherwise provided by law, to purchase and to lease, pledge, mortgage and sell all property of the Corporation (including to issue or sell the authorized but unissued stock of the Corporation and to determine, subject to applicable requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus) and to make such contracts and agreements as they deem advantageous, to fix the price to be paid for or in connection with any property or rights purchased, sold, or otherwise dealt with by the Corporation, to borrow money, issue bonds, notes and other obligations of the Corporation, and to secure payment thereof by mortgage or pledge of all or any part of the property of the Corporation. The Board of Directors may determine the compensation of Directors. The Board of Directors or such officer or committee as the Board of Directors may designate, may determine the compensation and duties, in addition to those prescribed by these Bylaws, of all officers, agents and employees of the Corporation.

Section 3.02 Enumeration, Election and Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors shall hold office in the manner provided in the Articles of Organization. No Director need be a shareholder of the Corporation or a resident of The Commonwealth of Massachusetts. Whenever used in these By-Laws, the phrase “entire Board of Directors” shall mean that number of Directors fixed by the most recent resolution adopted pursuant to the preceding sentence prior to the date as of which a determination of the number of Directors then constituting the entire Board of Directors shall be relevant for any purpose under these By-Laws.

Section 3.03 Vacancies. The Board of Directors may act notwithstanding a vacancy or vacancies in its membership. Subject to the rights of the holders of any series of preferred stock the outstanding and except as otherwise required by applicable law, any and all vacancies in the Board of Directors, however occurring including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

Section 3.04 Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places within or without the Commonwealth of Massachusetts as the Board of Directors may fix from time to time and, when so fixed, no notice thereof need by given, provided that any Director who is absent when such times and places are fixed shall be given notice of the fixing of such times and places. The first meeting of the Board of Directors following the annual meeting of the shareholders may be held without notice immediately after and at the same place as the annual meeting of the shareholders or the special meeting held in lieu thereof. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.

Section 3.05 Special Meetings. Special meetings of the Directors may be held at any time and at any place designated in the call of the meeting (which may be oral or in writing), when called by the President or the Treasurer or by one or more Directors, reasonable notice thereof being given to each Director by the Secretary or an Assistant Secretary, or by the officer or one of the Directors calling the meeting.

Section 3.06 Notice. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone, voice mail, telegraph, teletype or other electronic means or by facsimile sent to his business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address at least 48 hours in advance of the meeting. Written notice, other than notice by electronic, telephone or similar means, is effective upon deposit in the United States mail, postage prepaid, and addressed to the Director’s address shown in the Corporation’s records. Notice need not be given to any Director who waives notice. A Director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the Director entitled to the notice, or in the form of an electronic transmission by the Director to the Corporation, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.07 Quorum, Action at a Meeting. At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office, but a smaller number may constitute a quorum pursuant to Section 8.55 or Section 8.56 of the MBCA in making a determination that indemnification or advancement of expenses is permissible in a specific proceeding. Whether or not a quorum is present any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for appointment to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these Bylaws.

Section 3.08 Action Without a Meeting. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors, or delivered to the Corporation by means of electronic transmission, and such written consent is filed with the records of the meetings of the Directors. Action taken under this Section is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. Such consent shall be treated as a vote at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director need sign the same counterpart.

Section 3.09 Manner of Participation. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 3.10 Resignations and Removals. Any Director may resign at any time by delivering his resignation in writing to the President or the Secretary or to a meeting of the Directors. Such resignations shall take effect at such time as is specified therein, or if no such time is so specified, then upon delivery thereof to the President or the Secretary or to a meeting of the Directors.

No Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the Corporation.

Section 3.11 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention has been entered in the minutes of the meeting or unless he has filed a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or has forwarded such dissent by registered mail to the Secretary of the Corporation within five (5) days after the date such dissenting Director receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.12 Honorary Directors. Subject to applicable provisions of law, any person who shall have served as a Director of the Corporation for ten years or more may, upon ceasing to be a member of the Board of Directors and upon the request of a majority of the Board of Directors, continue as an Honorary Director, without compensation, in the manner which is and for such term as is provided by law. Any such Honorary Director shall not be deemed to be an officer or member of the Board of Directors, and shall not receive compensation or be required to attend meetings or be authorized or required to perform any duties.

Section 3.13 Committees. The Board of Directors, by vote of a majority of all of the Directors then in office, shall elect an Audit Committee, a Compensation Committee, an Executive Committee, a Governance Committee and may elect such other committees as it deems appropriate. The

Board of Directors may delegate to such committees some or all of its powers except those which by law or by these By-Laws may not be delegated. Any such committee shall consist of not less than three (3) members of the Board of Directors. No member of the Audit Committee shall be an operating officer of the Corporation. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any committee (other than the Audit Committee, the Compensation Committee, the Executive Committee and the Governance Committee) at any time, subject to applicable law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Section 3.14 Powers of Executive Committee. In addition to the powers and duties provided by law, the Executive Committee, when the Board of Directors is not in session, may act as an executive committee and exercise general supervision and control in all matters pertaining to the interests of the Corporation not otherwise provided by law or in these By-Laws, subject at all times to the direction and control of the Board of Directors.

ARTICLE IV

Officers

Section 4.01 Enumeration. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Treasurer, and a Secretary, and shall include such other officers, including without limitation a Chairman of the Board, a Chief Executive Officer, and one or more Assistant Vice Presidents, Assistant Treasurers, or Assistant Secretaries, as the Board of Directors may determine.

Section 4.02 Election. The Chairman of the Board, the Chief Executive Officer, the President, the Treasurer, and the Secretary and all officers at the level of Executive Vice President or above shall be elected by the Board of Directors at their meeting next following the annual meeting of shareholders. All other officers may be elected by the Board of Directors or appointed by the Chief Executive Officer.

Section 4.03 Qualification. Each officer shall have such qualifications as are required by law. No officer shall serve as a corporator, trustee, director or officer of any other bank holding company or savings and loan holding company, as a trustee, director or officer of any bank, credit union or thrift institution which is not a subsidiary of the Corporation, or as a trustee, director or officer of any holding company for any bank, credit union or thrift institution which is not a subsidiary of the Corporation if such service would violate the Depository Institution Management Interlocks Act or applicable sections of the General Laws of Massachusetts, or a successor statute, unless such officer has received a permit from the Massachusetts Commissioner of Banks and such service would not otherwise violate the Depository Institution Management Interlocks Act.

Section 4.04 Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its main office addressed to the Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt thereof by the Chief Executive Officer, President or Secretary, unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board of Directors may, in addition to other provisions for removal contained in applicable laws, be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any officer appointed by the Chief Executive Officer, and any employee or agent of the Corporation, may be removed at any time with or without cause by the Chief Executive Officer or by the Board of Directors.

Section 4.05 Chairman of the Board. The Board of Directors may elect a Chairman of the Board annually or at such other frequency as the Directors may determine. The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors.

Section 4.06 Chief Executive Officer. The Chief Executive Officer shall have, subject to the direction of the Board of Directors, general supervision and control of the Corporation’s business. Unless otherwise provided by the Board of Directors, the Chief Executive Officer shall preside, when present, at all meetings of shareholders and at all meetings of the Board of Directors if there is no Chairman of the Board or if the Chairman of the Board does not attend such meetings.

Section 4.07 President and Vice Presidents. The President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate and shall serve as the Chief Executive Officer of the Corporation unless the Board of Directors otherwise provides.

Any Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 4.08 Treasurer and Assistant Treasurers. The Treasurer shall have, subject to the direction of the Board of Directors, general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide. The Treasurer shall also perform such other duties as the Board of Directors may from time to time designate. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time designate.

Section 4.09 Secretary and Assistant Secretaries. The Secretary shall keep a record of the meetings of the Board of Directors and the shareholders. In the absence of the Secretary from any such meeting, an Assistant Secretary if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary.

Section 4.10 Other Powers and Duties. Subject to these By-Laws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.11 Absence, Disability and Vacancies. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in such office, or the Executive Committee may make such designation until the Board of Directors shall take other action. In the case of a vacancy in any office, the vacancy may be filled by the Board of Directors to the extent provided by law, and the Executive Committee may designate a person to fill such office until the next meeting of the Board of Directors.

ARTICLE V

Capital Stock

Section 5.01 Authorized Capital Stock. The authorized amount of the capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Organization. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and terms, and have the respective preferences, voting powers, restrictions and qualifications set forth in the Articles of Organization.

Section 5.02 Certificate of Stock. The Board of Directors may authorize the issue without certificates of some or all of the shares of any and all of the Corporation’s classes or series of stock. Except to the extent the Board of Directors has determined to issue shares without certificates, each shareholder shall be entitled to a certificate of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by either the President or a Vice President, and by either the Treasurer or an Assistant Treasurer, and shall bear the corporate seal or its facsimile; but when any such certificate is signed by a transfer agent or by a registrar other than a Director, officer, or employee of the Corporation, the signature of the President or a Vice President and of the Treasurer or an Assistant Treasurer of the Corporation, or either or both such signatures may be facsimile. If any officer who has signed, or whose facsimile signature has been placed on, any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the time of issue.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Articles of Organization, these By-Laws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the front or back of the certificate. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its front or back either a summary of the variations in the rights, preferences and limitations applicable to each class and series, and the authority of the Board to determine variations for any future class or series, or a conspicuous statement that the Corporation will furnish a copy of such information to the holder of such certificate upon written request and without charge.

Section 5.03 Transfer of Shares of Stock. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation only by the surrender to the Corporation, or its transfer agent, of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with all requisite stock transfer stamps affixed, and with such proof of the authenticity and effectiveness of the signature as the Corporation or its transfer agent shall reasonably require. Except as may otherwise be required by law, the Articles of Organization, or these By-Laws, the Corporation shall have the right to treat the person registered on the stock transfer books as the owner of any shares of the Corporation’s stock as the owner-in-fact thereof for all purposes, including the payment of dividends, liability for assessments, the right to vote with respect thereto and otherwise, and accordingly shall not be bound to recognize any attempted transfer, pledge or other disposition thereof, or any equitable or other claim with respect thereto, whether or not it shall have actual or other notice thereof, until such shares shall have been transferred on the Corporation’s books in accordance with these By-Laws. It shall be the duty of each shareholder to notify the Corporation of his post office address.

Section 5.04 Transfer Agents and Registrars; Further Regulations. The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein, to act as the Corporation’s transfer agent and/or registrar for shares of capital stock, and the Board may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfer and registration of capital stock and stock certificates of the Corporation.

Section 5.05 Loss of Certificates. In the case of the alleged loss, destruction, or wrongful taking of a certificate of stock, a duplicate certificate may be issued in place thereof upon receipt by the Corporation of such evidence of loss and such indemnity bond, with or without surety, as shall be satisfactory to the President and the Treasurer, or otherwise upon such terms, consistent with law, as the Board of Directors may prescribe.

Section 5.06 Record Date. The Directors may fix in advance a time, which shall not be more than seventy (70) days before the date of any meeting of shareholders or the date for the payment of any dividend or the making of any distribution to shareholders, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at, such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent, and in such case, only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. If a record date for a specific action is not fixed by the Board of Directors, and is not otherwise specified by applicable law, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or if no notice is sent, on the day before the meeting. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE VI

Miscellaneous Provisions

Section 6.01 Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending December 31st.

Section 6.02 Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

Section 6.03 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other instruments and obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, Treasurer or, as the Board of Directors may authorize, any other officer, employee or agent of the Corporation.

Section 6.04 Voting of Securities. Unless otherwise provided by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any other officer or agent designated by the Board of Directors may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other organization, any of whose securities are held by the Corporation.

Section 6.05 Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of The Commonwealth of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

Section 6.06 Corporation Records. The original, or attested copies, of the Articles of Organization, By-Laws and record of all meetings of the Directors shall be kept in Massachusetts at the main office of the Corporation, or at an office of its Secretary or resident agent.

ARTICLE VII

Amendments

Except as otherwise provided in the Articles of Organization, these Bylaws may be amended or repealed in whole or in part by the affirmative vote of the holders of at least two-thirds of the outstanding shares of each class of the capital stock at the time outstanding and entitled to vote at any annual meeting of shareholders or special meeting of shareholders; provided, however, that if the Board of Directors recommends, by the affirmative vote of at least two-thirds of the Directors then in office at a duly constituted meeting of the Board of Directors, that shareholders approve such amendment at such meeting of shareholders, such amendment shall only require the affirmative vote of a majority of the outstanding shares of each class of capital stock at the time outstanding and entitled to vote at such meeting; provided, further, that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors may make, amend or repeal the Bylaws, in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or the Bylaws requires action by the shareholders. Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the Bylaws.

Any Bylaw adopted or amended by the Directors may be amended or reinstated by the shareholders entitled to vote on amending the Bylaws following the procedures outlined above.

ARTICLE VIII

Control Share Acquisition Statute

The provisions of Chapter 110D of the Massachusetts General Laws shall not be applicable to the Corporation.

Exhibit 3.5

Charter and Bylaws of the Bank

D

The Commonwealth of Massachusetts
Examiner	William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512
Name Approved	ARTICLES OF ORGANIZATION (General Laws, Chapter 156B)

ARTICLE I

The exact name of the corporation is:

Randolph Interim Stock Bank

ARTICLE II

The purpose of the corporation is to engage in the following business activities:

See Article 3 of the Articles of Organization attached as Appendix A.

C P M R.A.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1⁄2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	15,000,000	$1.00

Preferred:		Preferred:	5,000,000	$1.00

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

See Article 5 of the Articles of Organization attached as Appendix A.

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are;

None.

ARTICLE VI

** Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Articles of Organization attached as Appendix A.

Appendix A

**	If there are no provisions state “None”.

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment

ARTICLES OF ORGANIZATION

OF

RANDOLPH INTERIM STOCK BANK

TABLE OF CONTENTS

ARTICLES OF ORGANIZATION

OF

RANDOLPH INTERIM STOCK BANK

WHEREAS, a Charter was granted in the year 1851 to incorporate Randolph Savings Bank as a Massachusetts savings bank (the “Original Bank”); and

WHEREAS, the Original Bank in accordance with chapter 167H of the Massachusetts General Laws and all other applicable law, has voted to reorganize into mutual holding company form by (i) the establishment of a new mutual savings bank, (ii) the amendment and restatement of the new mutual’s charter so as to become a mutual holding company, (iii) the simultaneous formation of this bank as a stock subsidiary savings bank of the mutual holding company (the “Bank”) and (iv) the merger of this Bank with the Original Bank (the “Merger”);

NOW, THEREFORE, the Articles of Organization (“Charter”) of the Bank prior to the Merger shall read as follows:

ARTICLE 11. Corporate Title. The full corporate title of the Bank is “Randolph Interim Stock Bank” and may be changed from time to time by the stockholders of the Bank.

ARTICLE 12. Office. The main office of the Bank is located at 129 N. Main Street, Randolph, Massachusetts 02368 and may be changed from time to time by the Board of Directors of the Bank, subject to applicable law.

ARTICLE 13. Powers. The Bank is a stock-form savings bank organized under Massachusetts law and shall have and may exercise all the powers, privileges and authority, express, implied and incidental, available to it under Chapters 167H and 168 (including without limitation those sections of Chapter 172 listed in Section 34C of Chapter 168) of the Massachusetts General Laws or other applicable state and federal laws, and by all acts amendatory thereof and supplemental thereto.

ARTICLE 14. Duration. The duration of the Bank is perpetual.

ARTICLE 15. Capital Stock. The total number of shares of capital stock which the Bank is authorized to issue is Twenty Million (20,000,000), of which Fifiteen Million (15,000,000) shares shall be common stock, One Dollar ($1.00) par value per share, and Five Million (5,000,000) shares shall be preferred stock, One Dollar ($1.00) par value per share. The shares may be issued by the Bank from time to time as authorized by its Board of Directors and as approved by its stockholders to the extent that such approval is required by this Charter or by applicable law or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. The consideration for the shares shall be cash, tangible or intangible property, labor, services or expenses, or any combination of the foregoing, but no share shall be issued unless the cash, so far as due, or the property, labor, services or expenses for which it was authorized to be issued, has or have been actually received or incurred by, or conveyed or rendered to, the Bank, or is in its possession as surplus. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Bank. The value of such property, labor, services or expenses, as determined by the Board of Directors of the Bank, shall be conclusive. Shares of capital stock issued in accordance with the foregoing shall be fully paid and not assessable. In the case of a stock dividend, that part of the surplus of the Bank which is transferred to stated capital upon the issuance of stock as a stock dividend shall be deemed to be the consideration for their issuance.

The minimum amount of capital and surplus with which the Bank shall commence business shall be not less than that required to satisfy capital or reserve requirements of any applicable state or federal law.

A description of the different classes and series of the Bank’s capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

15.1. Common Stock. Except as provided in this Article 5 (or in any certificate of establishment of series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote on all matters for each share held by such holder. There shall be no cumulative voting rights in the election of Directors.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

In the event of any liquidation, dissolution or winding up of the Bank, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up of the full preferential amounts of which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Bank, to receive the remaining assets of the Bank available for distribution, in cash or in kind, in proportion to their holdings.

15.2. Preferred Stock. Subject to (i) regulatory approvals if they are required by law, and (ii) stockholder approval to the extent required by this Charter, the Board of Directors of the Bank is authorized by vote or votes, from time to time adopted, to provide for the issuance of one or more classes of preferred stock, which shall be separately identified. The Board of Directors shall have the authority to divide any authorized class of preferred stock of the Bank into one or more series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of any series so established and the qualifications, limitations and restrictions thereof. Each such series shall be separately designated so as to distinguish the shares thereof from the shares of all other series and classes. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

15.2.1 The distinctive serial designation and the number of shares constituting such series;

15.2.2 The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

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15.2.3 The voting powers, full or limited, if any, of shares of such series;

15.2.4 Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

15.2.5 The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Bank;

15.2.6 Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

15.2.7 Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Bank, and if so convertible or exchangeable, the conversion price or prices or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

15.2.8 The price or other consideration for which the shares of such series shall be issued; and

15.2.9 Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock.

Unless otherwise provided by law, any such vote shall become effective when the Bank files with the Secretary of State of The Commonwealth of Massachusetts a certificate of establishment of one or more series of preferred stock signed by the President or any Vice President and by the Clerk, Assistant Clerk, Secretary or Assistant Secretary of the Bank, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors and the stockholders, if required by this Charter.

Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

15.3. Stockholder Approval for Certain Events. The Bank shall not, without the previous affirmative vote or written consent of holders of at least a majority of the then outstanding shares of common stock, (i) authorize or issue, or obligate itself to issue, any additional shares of common or preferred stock, or (ii) effect any consolidation or merger involving the Bank (except into or with a majority-owned subsidiary corporation).

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15.4. Corporator Vote Required to Approve Stock Issuance Plan. Any plan providing for the issuance of common or preferred securities by the Bank to a person other than the Bank’s mutual holding company parent shall be approved by the affirmative vote of (i) a majority of the total votes of the corporators of such mutual holding company (the “Corporators”) and (ii) a majority of independent Corporators (who must constitute not less than 60% of all Corporators), eligible to be cast. An “independent Corporator” is a Corporator who is not an employee, officer or trustee or a significant borrower of the Bank or its mutual holding company parent.

ARTICLE 16. Preemptive Rights. Holders of the capital stock of the Bank shall not be entitled to pre-emptive rights with respect to any shares of the capital stock of the Bank which may be issued.

ARTICLE 17. Directors. The Bank shall be under the direction of a Board of Directors. The number of Directors shall not be fewer nor more than permitted by law, and shall be set by the stockholders in accordance with the By-Laws. The number of Directors shall initially be set at eleven (11). The names of the original Directors under this Charter are set forth in Appendix A hereto.

ARTICLE 18. Indemnification. The Directors, officers and employees of the Bank shall be indemnified to the extent provided in the By-Laws of the Bank.

ARTICLE 19. Acting as a Partner. The Bank may be a partner in any business enterprise which it would have power to conduct by itself.

ARTICLE 20. Stockholders’ Meetings. Meetings of stockholders may be held at such place in The Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

ARTICLE 21. Amendment of Charter. This charter may be amended by a majority vote of the shares of the Bank’s capital stock outstanding and entitled to vote, subject to applicable law.

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APPENDIX A

Directors of Randolph Interim Stock Bank

M. Shirley Austin

Richard M. Boonisar

Robert F. Cass

Roy A. Conrad

Robert F. DiMatteo

Jay W, Farley

Gerald P. Good

Ronald A. Grant

Roy F. Leonard

Richard C. Pierce

Janis Wentzell

5

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

November 1, 2002 at 12:01 a.m.

ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

10 Cabot Place, Stoughton, Massachusetts 02072

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:

Treasurer:

See Appendix B.

Clerk: -

Directors:

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is:

Not applicable.

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention at forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporators) this 31st day of October,         ,

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it teas incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

APPENDIX B

NAME OF OFFICE	NAME	RESIDENCE	POST-OFFICE ADDRESS
President,	Ronald A. Grant	19 Mohawk Road	Raynham, MA 02767

Treasurer,	Robert F. Cass	6 Marks Road	Weymouth, MA 02189

Clerk,	Roy A. Conrad	4 Intervale Terrace	Randolph, MA. 02072

Directors	Ronald A. Grant	19 Mohawk Road	Raynham, MA 02767
	Robert F. Cass	6 Marks Road	Weymouth, MA 02189
	Roy A. Conrad	4 Intervale Terrace	Randolph, MA. 02072
	M. Shirley Austin	56 Cedar Hill Road	Holbrook, MA. 02343
	Robert F. DiMatteo	737 School Street	Stoughton, MA. 02072
	Jay W. Farley	24 Camelot Court	Stoughton, MA. 02072
	Gerald P. Good	275 Highland Avenue	Randolph, MA. 02368
	Roy F. Leonard	53 Walnut Court	Stoughton, MA. 02072
	Richard C. Pierce	16 Chief Lane	Canton, MA. 02021
	Janis Wentzell	8 Sweetmeadow Drive	South Easton, MA. 02375
	Richard M. Boonisar	279 Main Street	South Dennis, MA. 02660

The Commonwealth of Massachusetts Board of Bank Incorporation

CERTIFICATE TO COMMENCE BUSINESS

The Board of Bank Incorporation constituted under the provisions of Massachusetts General Laws chapter 26, section 5, and acting under the powers conferred upon it by chapter 167H, section 5 of said General Laws hereby certifies that

RANDOLPH INTERIM STOCK BANK

Stoughton, in said Commonwealth, has filed with the Board Articles of Organization and other information required by said section 5 of said chapter 167H and an examination has been made from which the Board has determined that the Bank has complied with all other requirements of said chapter 167H. It is hereby authorized to commence business of a stock bank under the name of Randolph Interim Stock Bank provided that business shall not commence until the Bank has filed applicable documents with the State Secretary.

IN TESTIMONY WHEREOF the members of the Board affix their names at Boston this 24th day of July 2002.

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Commissioner of Banks	)

	)	Board of
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	)	Bank

Commissioner of Revenue	)

	)	Incorporation
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Treasurer and Receiver-General	)

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

(General Laws, Chapter 167H)

Effective date:

Pursuant to Chapter 167H, §5 of the General Laws, these Articles of Organization and attached Certificate to Commence Business are deemed filed with me this 31st day of October 2002, to be effective as of 12:01 a.m. on November 1, 2002.

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

I hereby approve the within Articles of Organization.

10/31/02

Date	Commissioner of Banks

TO BE FILLED IN BY CORPORATION

Photocopy of document to be sent to:

Carol H. Pratt, Esq.
Foley Hoag LLP
155 Seaport Blvd., Boston MA 02210
Telephone:	(617) 832-1000

RANDOLPH

SAVINGS BANK

Amended and

Restated By-Laws

As amended and restated through April 22, 2014

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RANDOLPH SAVINGS BANK

AMENDED AND RESTATED BY-LAWS

ARTICLE 22.

Organization

22.1. Organization. The name of this bank (hereinafter in these By-Laws called the “Bank”) is Randolph Savings Bank, or such other name as hereafter may be adopted in accordance with law. The main office of the Bank is and shall be located in Randolph, Massachusetts, subject to change as authorized by law. The Bank may have such additional branches, depots and offices, either within or without the United States, as the Board of Directors may from time to time designate in accordance with applicable law. Branches, depots and offices heretofore or hereafter established shall be located and operated in accordance with applicable law. The Bank shall have and may exercise all of the powers, privileges and authority, express and implied, now or hereafter conferred by the Massachusetts General Laws, as amended, and by any and all other statutes and laws of Massachusetts and of the United States and regulations thereunder.

ARTICLE 23.

The Sole Stockholder

23.1. Annual Meeting. The annual meeting of the sole stockholder for elections and other purposes shall be held on the fourth Tuesday in April (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day), at the main office of the sole stockholder in Massachusetts, unless a different date or place in a town in Massachusetts (or if permitted by law, elsewhere in the United States) is fixed by the Board of Directors and consented to by the sole stockholder, the Chairman of the Board, the Executive Committee or the Chief Executive Officer. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held, and such special meeting shall have for the purposes of these By-Laws or otherwise, all the force and effect of an annual meeting.

23.2. Special Meetings. Special meetings of the sole stockholder for any purpose or purposes may be called at any time only by the sole stockholder.

23.3. Notice of Meetings. A written notice of all annual and special meetings of the sole stockholder shall state the place, date and hour of such meetings. Such notice shall be given by the Clerk, Assistant Clerk or other authorized officer of the Bank to the sole stockholder of the Bank at least seven (7) days before the meeting of the stockholder. A written waiver of notice, executed before or after a meeting by the sole stockholder shall be deemed equivalent to notice of the meeting.

23.4. Action at Meeting. The stockholder shall have one vote for each share of stock entitled to vote owned by it of record according to the books of the Bank, unless otherwise provided by law or by the Charter. When a quorum is present, any matter before a meeting of the stockholder shall be decided by vote of a majority of the shares of stock voting on such matter, except where a larger vote is required by law or by these By-Laws. No ballot shall be required for any election.

23.5. Action without Meeting. Any action to be taken at any annual or special meeting of the sole stockholder may be taken without a meeting if the stockholder consents to the action in writing and the written consents are filed with the records of the meetings of the stockholder. Such consents shall be treated for all purposes as a vote at a meeting.

ARTICLE 24.

Directors

24.1. Powers. The business and affairs of the Bank shall be managed by a Board of Directors who may exercise all the powers of the Bank except as otherwise provided by law or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board.

24.2. Composition and Term. The number of Directors shall be established from time to time by the Directors, provided that the number so fixed shall be not less than seven (7) nor more than twenty-five (25), except as otherwise required by applicable law. The Directors shall be divided into three groups as nearly equal in number as possible and the members of one of such groups shall be elected annually to serve for a term of three years and until their successors are elected and qualified. When the number of Directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned.

24.3. Director Nominations and Election. Nominations of candidates for election as Directors at any annual or special meeting of the sole stockholder shall be made only by the Governance Committee of the Board of Directors. The Governance Committee will consider as potential nominees among others, those persons whose names are submitted to it by any Director at least four weeks prior to such meeting. Only persons nominated in accordance with this Section 3.03 shall be eligible for election as Directors at such meeting.

24.4. Qualification. Each Director shall have such qualifications as are required by law. If provided by applicable law, not less than a majority of the Directors of the Bank shall be citizens of Massachusetts and residents therein at any one time. No Director shall serve as a corporator, trustee, director or officer of any holding company for any bank, credit union or thrift institution that is not the mutual holding company that owns the majority of the outstanding capital stock of the Bank, or as a trustee, director or officer of any other bank, credit union or thrift institution that is not a subsidiary of the mutual holding company that owns the majority of the outstanding capital stock of the Bank unless a special permit allowing such review has been received from the Commissioner of Banks of the Commonwealth of Massachusetts. A qualified Director may serve until his/her seventy-fifth birthday at which time his/her office shall be deemed vacated. No Director shall serve after attaining age seventy-five (75). No person shall serve as Director after completing seven (7) terms in office, provided that, notwithstanding this limitation, any Director serving on January 1, 2014, may be nominated for and elected to serve an additional three (3) terms, so long as such Director is otherwise qualified.

24.5. Resignation and Removal. Any Director may resign at any time by delivering his written resignation to the main office of the Bank addressed to the Chairman of the Board, the Chief Executive Officer or the Clerk. Such resignation shall be effective upon receipt thereof by the Chairman of the Board, the Chief Executive Officer or the Clerk, unless it is specified to be effective at some other time or upon the happening of some other event. Any Director may be removed from office by vote of two-thirds (%) of the Directors then in office.

24.6. Vacancies. Any vacancy occurring on the Board of Directors, whether as a result of resignation, retirement, attainment of the age of seventy-five (75), removal, death or increase in the number of Directors, may be filled by the Board of Directors until the next election of directors.

24.7. Compensation. The members of the Board of Directors and the members of either standing or special committees may be allowed such compensation for attendance at meetings as the Board of Directors may determine.

24.8. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law on the same date and at the same place as the annual meeting of the sole stockholder, or the special meeting held in lieu thereof, following such meeting of the sole stockholder. The Board of Directors may provide by resolution the time, date and place for the holding of regular meetings without other notice than such resolution.

24.9. Special Meetings. Special meetings may be called and held as provided by law. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the Chief Executive Officer and shall be called by the Clerk if requested in writing by at least three Directors. The persons authorized to call special meetings of the Board of Directors may fix the time, date and place for holding any special meeting of the Board of Directors called by such persons.

The Chairman of the Board shall preside at all meetings of the Directors. In the absence of the Chairman of the Board, the next ranking senior operating officer present shall preside, and if such an operating officer is not present, a Director of the Bank may be chosen by the Directors present to preside at such meeting.

24.10. Notice of Special Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Clerk or Assistant Clerk or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone or sent to his business or home address by telecommunication at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight (48) hours in advance of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. When any Board of Directors’ meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. Any Director may waive notice of any meeting by a writing executed by him either before or after the meeting and filed with the records of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

24.11. Quorum. A majority of the number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice, except as provided in Section 3.10. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

24.12. Action at Meeting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by applicable law or by these By-Laws.

24.13. Manner of Participation. If permitted by vote of the Board of Directors, members of the Board of Directors may participate in meetings of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

24.14. Action by Consent. Any action required or permitted to be taken by the Board of Directors at any meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors then in office. Such written consents shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

24.15. Presumption of Assent. A Director of the Bank who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention has been entered in the minutes of the meeting or unless he has filed a written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof or has forwarded such dissent by registered mail to the Clerk of the Bank within five (5) days after the date such dissenting Director receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

24.16. Committees. The Board of Directors, by vote of a majority of all of the Directors then in office, shall elect an Audit Committee, an Executive Committee, a Loan Committee and a Governance Committee, and may elect such other committees as it deems appropriate. The Board of Directors may delegate to such committees some or all of its powers except those which by law or by these By-Laws may not be delegated. Any such committee shall consist of not less than three (3) members of the Board of Directors. No member of the Audit Committee shall be an operating officer of the Bank. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any committee (other than the Audit Committee, the Executive Committee, the Loan Committee and the Governance Committee) at any time, subject to applicable law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

24.17. Governance Committee. The Governance Committee shall prepare a list of nominees recommended by it as nominees for Director for consideration at the annual meeting. Such list of nominees shall be filed with the Clerk at least two weeks prior to the annual or special meeting of the sole stockholder, and no person shall be elected to any of such positions unless his name has been so filed.

24.18. Powers of Executive Committee. The Executive Committee shall have such powers and duties as are provided by applicable law and, in addition, shall be responsible for matters related to corporate governance and such other functions as may be delegated to it by the Board of Directors, subject at all times to the direction and control of the Board of Directors.

ARTICLE 25.

Officers

25.1. Enumeration. The officers of the Bank shall consist of a President, one or more Vice Presidents, a Treasurer, and a Clerk, and shall include such other officers, including without limitation a Chairman of the Board, a Chief Executive Officer, and one or more Assistant Vice Presidents, Assistant Treasurers, or Assistant Clerks, as the Board of Directors may determine.

25.2. Election. The President, the Treasurer and all officers at the level of Executive Vice President or above shall be elected by the Board of Directors annually at their first meeting following the annual meeting of the sole stockholder. The Clerk shall be elected by the sole stockholder at its annual meeting or at a special meeting of the sole stockholder. All other officers may be elected by the Board of Directors or appointed by the Chief Executive Officer.

25.3. Qualification. Each officer shall have such qualifications as are required by law. No officer shall serve as a corporator, trustee, director or officer of any holding company for any bank, credit union or thrift institution which is not the mutual holding company which owns the majority of the outstanding capital stock of the Bank, or as a trustee, director or officer of any other bank, credit union or thrift institution which is not a subsidiary of the mutual holding company which owns the majority of the outstanding capital stock of the Bank Unless a special permit has been received from the Commissioner of Banks of the Commonwealth of Massachusetts in accordance with Massachusetts General Laws.

25.4. Tenure. Except as otherwise provided by law, by the Charter or by these By-Laws, the President and Treasurer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the sole stockholder and until their respective successors are chosen and qualified. The Clerk shall hold office until the next annual meeting of the sole stockholder and until his successor is chosen and qualified. All other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of the sole stockholder and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Election or appointment of an officer, employee or agent shall not of itself create contract rights to continued employment or otherwise. The Board of Directors may authorize the Bank to enter into an employment contract with any officer in accordance with governing law or regulation, but no such contract right shall preclude the Board of Directors from exercising its right to remove any officer at any time in accordance with Section 4.05.

25.5. Resignation and Removal. Any officer may resign by delivering his written resignation to the Bank at its main office addressed to the Chief Executive Officer, President or Clerk. Such resignation shall be effective upon receipt thereof by the Chief Executive Officer, President or Clerk, unless it is specified to be effective at some other time or upon the happening of some other event. The Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and any Senior Lending Officer of the Corporation may, in addition to other provisions for removal contained in applicable laws, be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any other officer, employee or agent of the Bank may, in addition to other provisions for removal contained in applicable laws, be removed at any time with or without cause by the Chief Executive Officer or by the Board of Directors.

25.6. Chairman of the Board. The Board of Directors may elect a Chairman of the Board annually or at such other frequency as the Directors may determine. The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors.

25.7. Chief Executive Officer. The Chief Executive Officer shall have, subject to the direction of the Board of Directors, general supervision and control of the Bank’s business. Unless otherwise provided by the Board of Directors, the Chief Executive Officer shall preside, when present, at all meetings of the sole stockholder and shall preside at all meetings of the Board of Directors if there is no Chairman of the Board or if the Chairman of the Board does not attend such meetings.

25.8. President and Vice Presidents. The President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate and shall serve as the Chief Executive Officer of the Bank unless the Board of Directors otherwise provides.

Any Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

25.9. Treasurer and Assistant Treasurers. The Treasurer shall have, subject to the direction of the Board of Directors, general charge of the financial affairs of the Bank and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Bank, except as the Board of Directors may otherwise provide. The Treasurer shall also perform such other duties as the Board of Directors may from time to time designate.

Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

25.10. Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of the Board of Directors and the sole stockholder. In the absence of the Clerk from any such meeting, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

25.11. Other Powers and Duties. Subject to these By-Laws, each officer of the Bank shall have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

25.12. Absence, Disability and Vacancies. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in such office, or the Executive Committee may make such designation until the Board of Directors shall take other action. In the case of a vacancy in any office, the vacancy may be filled by the Board of Directors to the extent provided by law, and the Executive Committee may designate a person to fill such office until the next meeting of the Board of Directors.

ARTICLE 26.

Capital Stock

26.1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Bank in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, and sealed with the corporate seal or a facsimile thereof. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Bank. In case any officer who has signed or whose signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the time of its issue. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Bank is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

26.2. Transfers. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Bank by the surrender to the Bank or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Bank or its transfer agent may reasonably require.

26.3. Record Holders. Except as may be otherwise required by law, by the Charter or by these By-Laws, the Bank shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Bank in accordance with the requirements of these By-Laws.

It shall be the duty of each stockholder to notify the Bank of his current post office address.

26.4. Record Date. The Board of Directors may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of the sole stockholder, or the date for the payment of any dividend or the making of any distribution to the sole stockholder, or the last day on which the consent or dissent of the sole stockholder may be effectively expressed for any purpose, as the record date for determining the sole stockholder having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only the sole stockholder of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Bank after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

If no record date is fixed and the transfer books are not closed, (a) the record date for determining the sole stockholder having the right to notice of or to vote at a meeting of the sole stockholder shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining the sole stockholder for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

26.5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

26.6. Issuance of Capital Stock. Subject to (a) regulatory approvals if they are required by law, and (b) stockholder approval if required by the Charter, the Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Bank which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

26.7. Dividends. Subject to applicable law, the Charter and these By-Laws, the Board of Directors may from time to time declare, and the Bank may pay, dividends on outstanding shares of its capital stock.

ARTICLE 27.

Indemnification

27.1. Senior Officers. To the extent permitted by law and except as provided in Section 6.03 and Section 6.04, each Senior Officer of the Bank (and his heirs and personal representatives) shall be indemnified by the Bank against all Expenses incurred by him in connection with any Proceeding in which he is involved as a result of (a) his serving or having served as a Senior Officer or employee of the Bank, (b) his serving or having served as a director, officer or employee of any of its wholly owned subsidiaries, or (c) his serving or having served any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Bank.

27.2. Officers and Non-Officer Employees. To the extent permitted by law and except as provided in Section 6.03 and Section 6.04, each Officer and non-Officer Employee of the Bank (and his heirs and personal representatives) may, in the discretion of the Board of Directors, be indemnified against any or all Expenses incurred by him in connection with any Proceeding in which he is involved as a result of (a) his serving or having served as an Officer or non-Officer Employee of the Bank, (b) his serving or having served as a director, officer, or employee of any of its wholly owned subsidiaries, or (c) his serving or having served any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Bank.

27.3. Service at Direction of Board of Directors. The Bank shall not be required to indemnify a Senior Officer, Officer or non-Officer Employee in connection with any Proceeding related to his serving or having served in any of the capacities described in Section 6.01(c) and Section 6.02(c), respectively, unless the following two conditions are met: (a) such service was requested or directed in each specific case by vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, and (b) the Bank maintains insurance coverage for the type of indemnification sought. Except as provided below, the Bank shall not be liable for indemnification under Section 6.01(c) or Section 6.02(c) above for any amount in excess of the proceeds of insurance received with respect to such coverage as the Bank in its discretion may elect to carry. The Bank may, but shall not be required to, maintain insurance coverage with respect to indemnification under Section 6.01(c) or Section 6.02(c) above. Notwithstanding any other provision of this Section 6.03, the Board of Directors may provide an Officer or Non-Officer Employee with indemnification under Section 6.01(c) or Section 6.02(c) above as to a specific Proceeding even if one or both of the two conditions specified in this Section 6.03 have not been met, and even if the amount of the indemnification exceeds the amount of the proceeds of any insurance that the Bank may have elected to carry, provided that the Board of Directors in its discretion determines it to be in the best interest of the Bank to do so.

27.4. Good Faith. No indemnification shall be provided to a Senior Officer, an Officer or a non-Officer Employee with respect to a matter as to which he shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Bank. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon a Senior Officer, Officer or non-Officer Employee, no indemnification shall be provided to said Senior Officer, Officer or non-Officer Employee with respect to a matter if there is a determination that with respect to said matter said Senior Officer, Officer or non-Officer Employee did not act in good faith in the reasonable belief that his action was in the best interests of the Bank. The determination shall be made by a majority vote of those Directors who are not involved in such Proceeding. However, if more than half of the Directors are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three disinterested Directors chosen at a regular or special meeting of the Board of Directors to make such determination; provided, however, that if there are fewer than three disinterested Directors, the determination shall be made by a committee consisting of three disinterested persons appointed by the sole stockholder.

27.5. Prior to Final Disposition. Any indemnification provided under this Article VI shall include (in the case of a Senior Officer) and may, in the discretion of the Board of Directors, include (in the case of any other Officer or any non-Officer Employee) payment by the Bank of Expenses incurred in defending a civil or criminal Proceeding in advance of the final disposition of such Proceeding, upon the Bank’s receipt of an undertaking by the Senior Officer, Officer or non-Officer Employee indemnified to repay such payment if he shall be adjudicated or determined to be not entitled to indemnification under Section 6.04. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may determine not to advance Expenses to a Senior Officer prior to the final disposition of a Proceeding if the Board determines that the advancement of Expenses would not be in the best interests of the Bank.

27.6. Insurance. The Bank may purchase and maintain insurance to protect itself and any Senior Officer, Officer or non-Officer Employee against any liability of any character asserted against and incurred by the Bank or any such Senior Officer, Officer or non-Officer Employee, or arising out of any such status, whether or not the Bank would have the power to indemnify such person against such liability by law or under the provisions of this Article VI.

27.7. Definitions. For the purposes of this Article VI:

27.7.1 “Senior Officer” means any person who serves or has served as a Director, the Chairman, the Clerk, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, a Senior Vice President or the Treasurer of the Bank;

27.7.2 “Officer” means any person, other than a Senior Officer, who serves or has served as an operating officer of the Bank;

27.7.3 “non-Officer Employee” means any person who serves or has served as an employee of the Bank but who is not an Officer or Senior Officer;

27.7.4 “Proceeding” means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

27.7.5 “Expenses” means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount actually and reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

27.8. Other Indemnification Rights. The provisions of this Article VI shall not be construed to be exclusive. The Bank shall have the power and authority to indemnify any person entitled or eligible to be indemnified under this Article VI and to enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which the Board of Directors deems to be appropriate. Nothing in this Article VI shall limit any lawful rights to indemnification existing independently of this Article VI. Nothing herein shall be deemed to limit the Bank’s authority to indemnify any person pursuant to any contract or otherwise.

27.9. Survival of Benefits. The provisions of this Article VI shall be applicable to persons who shall have ceased to be Senior Officers, Officers or non-Officer Employees of the Bank, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to be indemnified hereunder.

ARTICLE 28.

Certain Operating Provisions

28.1. Deposits. The Bank may receive demand, time and any other types of deposits authorized by applicable law upon such terms and conditions as may be agreed upon between the depositor and the Bank. Each depositor, when making the first deposit in an account, shall subscribe to the appropriate account agreement for that type of account (if there be such an agreement) and shall subscribe to the By-Laws, assenting to the same and to all of the regulations of the Bank whether then existing or thereafter enacted.

The Bank in its discretion may adopt a policy or policies establishing the Bank’s criteria for the acceptance of deposits and shall be at liberty to refuse to receive any deposits. The Bank may require, on such notice as may be required by applicable law, any depositor or his representative to withdraw the whole or any part of the amount standing to the credit of his account, except that on a systematic savings account which has been accepted, the designated monthly deposit may not be refused nor may such an account or any other term account be ordered to be withdrawn during the term of the applicable account agreement. In case of neglect or refusal to withdraw, no part of said account shall be entitled to receive any subsequent interest.

Where a depositor becomes indebted to the Bank under any circumstances, the Bank shall have the right at its option and subject to applicable law, to set off against such indebtedness an amount equal to such indebtedness by deducting such amount from the deposits of the depositor.

28.2. Withdrawals. Deposits and interest may be withdrawn by the depositor or by any person authorized to act on the depositor’s behalf, by written order or by any other method permitted by the Bank, subject to such requirements as may be established from time to time by the Bank or by applicable law. All withdrawals may be made on demand, except that the Bank may impose such limitations on withdrawals as may be required or permitted by agreement with the depositor or by law. The Bank may honor withdrawals made payable to the depositor or to one or more other payees. Any payment made by the Bank to the depositor, to any person authorized to act on the depositor’s behalf or in accordance with the request or with the consent of the depositor or of any such person shall discharge the liability of the Bank to all persons to the extent of such payment. No alleged agreement with a depositor, or with any person authorized to act on the depositor’s behalf, which is inconsistent with applicable law or these By-Laws or with any rules, regulation or requirement established by or limitations imposed by the Bank, shall be valid or binding upon the Bank.

The Bank may collect any fees for services authorized by the Executive Committee or the Board of Directors by making charges against a depositor’s account. Any depositor may file with the Treasurer a permanent order, requesting payment of interest as it is credited, except for interest on deposits in accounts in which the interest declared thereon may not be withdrawn pursuant to the terms of the applicable account. Payment of interest pursuant to a permanent interest order by check payable to such depositor or to such person as he may name in such order, as evidenced by the return of such check shall be a discharge to the Bank for the amount paid.

Deposits standing in the name of a deceased depositor or a minor shall be paid in accordance with law; and payments may be made to the surviving husband, wife or next of kin of a deceased depositor or to either parent of a minor, to the extent authorized by applicable law.

28.3. Conveyances and Foreclosures. Unless otherwise provided by law or by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, any Assistant Vice President, the Treasurer, any Vice Treasurer, any Assistant Treasurer, any Mortgage Officer, any Loan Officer and any Real Estate Officer are authorized and empowered severally to execute, acknowledge and deliver, in the name and on behalf of the Bank, whenever authorized by the Board of Directors or the Executive Committee by general or specific vote, all deeds and conveyances of real estate, all assignments, extensions, releases, partial releases and discharges of mortgages, and all assignments and transfers of bonds and other securities, and in connection with any of the foregoing said officers are authorized and empowered severally to release or assign the interest of the Bank in any policy of insurance held by it.

Unless otherwise provided by law or by the Board of Directors, in the event of a breach of condition of any mortgage held by the Bank, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, any Assistant Vice President, the Treasurer, any Vice Treasurer, any Assistant Treasurer, any Mortgage Officer, any Loan Officer and any Real Estate Officer are authorized and empowered severally, in the name and on behalf of the Bank, whenever authorized by the Executive Committee or by the Board of Directors by general or specific vote, to make entry for the purpose of taking possession of the mortgaged property or of foreclosing such mortgage and to perform any and all acts necessary or proper to consummate such foreclosure and effect the due execution of any power of sale contained in such mortgage, including the execution, acknowledgment and delivery of all deeds and instruments of conveyance to the purchaser and the execution of all affidavits and certificates required by law or deemed necessary by any of such officers.

28.4. Transfer. Accounts may be transferred by the owner to one or more other persons, subject to applicable provisions of law, and a charge therefor may be imposed as the Board of Directors from time to time may prescribe, provided that such charge shall not exceed the maximum amount permitted by law. No transfer shall be valid against the Bank until recorded on the books of the Bank.

28.5. Loans and Investments. Funds of the Bank shall be loaned or invested in such manner, upon such terms and conditions, in such amounts and at such rates of interest, as from time to time may be authorized or approved by the Board of Directors, Executive Committee, or appropriate officers of the Bank in accordance with applicable provisions of law.

28.6. Charges on Overdue Payment. The Board of Directors shall fix the rate of charges to be imposed upon delinquent payments due the Bank within the limits prescribed by law and shall determine the circumstances under which and the periods in which such charges may be waived by the Chief Executive Officer, a Vice President, Treasurer or other officer authorized by the Board of Directors.

28.7. Emergency. In the event of an emergency declared by a proper governmental authority, State or Federal, and until declaration of the termination of such emergency, or in the event of a disaster,

either of which renders ordinary operations of the Bank and/or communications in the area practically impossible, and until the effects of such a disaster are substantially overcome, the officers and employees of the Bank shall continue to conduct its affairs with the assistance of those members of the Board of Directors who are readily available. The powers and duties of the Board of Directors may be exercised and performed by said available members with or without formal meetings and free from the usual notice and quorum requirements. The emergency powers herein granted shall cease upon declaration of the termination of the emergency or the overcoming of the same, as aforesaid.

ARTICLE 29.

Conflicts of Interest

29.1. Conflicts of Interest. No contract or transaction between the Bank and one or more of its Directors or officers, or between the Bank and any other corporation, partnership, association, or other organization of which one or more of its Directors, officers, partners, or members are members of the Board of Directors or officers of the Bank, or in which one or more of the Bank’s Directors or officers have a financial or other interest, shall be void or voidable solely by reason thereof, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors of the Bank or a committee thereof which authorized the contract or transaction, if:

29.1.1 Any duality of interest or possible conflict of interest on the part of any Director or officer of the Bank is disclosed to the other members of the Board or committee at a meeting at which a matter involving such duality or conflict of interest is considered or acted upon; and

29.1.2 Any Director having a duality of interest or possible conflict of interest on any matter refrains from voting on the matter. The minutes shall reflect that a disclosure was made and the abstention from voting.

Each Director and officer shall be advised of the foregoing upon the acceptance of his or her office and shall answer an annual questionnaire that requests the disclosure of such duality of interest or possible conflict of interest.

ARTICLE 30.

Miscellaneous Provisions

30.1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Bank shall be the twelve months ending December 31st.

30.2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Bank.

30.3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other instruments and obligations to be entered into by the Bank in the ordinary course of its business without Board of Directors action may be executed on behalf of the Bank by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, Treasurer or, as the Board of Directors may authorize, any other officer, employee or agent of the Bank.

30.4. Voting of Securities. Unless otherwise provided by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any other officer or agent designated by the Board of Directors may waive notice of and act on behalf of the Bank, or appoint another person or persons to act as proxy or attorney in fact for the Bank with or without discretionary power and/or power of substitution, at any meeting of the sole stockholder or shareholders of any other organization, any of whose securities are held by the Bank.

30.5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Bank. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of The Commonwealth of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

30.6. Bank Records. The original, or attested copies, of the Charter, By-Laws and record of all meetings of the Directors shall be kept in Massachusetts at the main office of the Bank, or at an office of its Clerk or resident agent.

30.7. Charter. All references in these By-Laws to the Charter shall be deemed to refer to the Charter of the Bank, as amended and in effect from time to time.

30.8. Amendments. These By-Laws may be amended by a majority vote of the entire Board of Directors. Any By-Law adopted by the Directors may be amended or repealed by the sole stockholder.

RANDOLPH SAVINGS BANK

We hereby certify under the penalties of perjury that the foregoing constitutes a true and correct copy of the By-Laws of Randolph Savings Bank as in effect on this 22nd day of April, 2014.

/s/ James P. McDonough
James P. McDonough, President

/s/ Phillip J. Carnevale
Phillip J. Carnevale, Clerk

Exhibit 3.7

Initial Members of the Board of Directors of the Stock Holding Company

Name	Term Expires

Louis J. Trubiano	2018
Roy A. Conrad	2018
Paul R. Donovan	2019
Daniel M. Joyce	2018
James P. McDonough	2017
John J. O’Connor, III	2019
Richard A. Phillips, Sr.	2018
Richard C. Pierce, Esq.	2017
Kenneth K. Quigley, Jr., Esq.	2019
James G. Welch	2019
Janis E. Wentzell	2017

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Exhibit 7.6

Massachusetts and Rhode Island Counties Served by Randolph Savings Bank

County	State

Bristol	MA
Essex	MA
Middlesex	MA
Norfolk	MA
Plymouth	MA
Suffolk	MA
Kent	RI
Newport	RI
Providence	RI
Washington	RI

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